                             STOCKHOLDERS AGREEMENT


                                      AMONG


                               LTM HOLDINGS, INC.,
                        SONY PICTURES ENTERTAINMENT INC.,
                            UNIVERSAL STUDIOS, INC.,
                      CHARLES ROSNER BRONFMAN FAMILY TRUST
                                       AND
                            THE OTHER PARTIES HERETO






                         DATED AS OF SEPTEMBER 30, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                              ARTICLE I
                             DEFINITIONS
SECTION 1.1  Certain Defined Terms .......................................     1
SECTION 1.2  Other Defined Terms .........................................    11
SECTION 1.3  Other Definitional Provisions ...............................    12
SECTION 1.4  Methodology for Calculations ................................    12

                             ARTICLE II
                        CORPORATE GOVERNANCE

SECTION 2.1  Composition of the Board ....................................    13
SECTION 2.2  Board Procedures ............................................    18
SECTION 2.3  Committees ..................................................    19
SECTION 2.4  Voting on Certain Matters ...................................    20
SECTION 2.5  Irrevocable Proxy ...........................................    20
SECTION 2.6  Certain Restrictions ........................................    21
SECTION 2.7  Cooperation .................................................    22

                             ARTICLE III
                           CONSENT RIGHTS

SECTION 3.1  Consent for Certain Actions .................................    22
SECTION 3.2  Certain Certificate Provisions ..............................    28
SECTION 3.3  Arbitration .................................................    28
SECTION 3.4  Approval of Disinterested Directors .........................    29
SECTION 3.5  Additional Shares ...........................................    30

                             ARTICLE IV
                      TRANSFER OF COMMON SHARES

SECTION 4.1  Restrictions on Transfer during Six-Months Following Closing     30
SECTION 4.2  Tag-Along for All Stockholders ..............................    30
SECTION 4.3  Tag-Along for USI and Claridge Group ........................    31
SECTION 4.4  Right of First Refusal ......................................    32
SECTION 4.5  Transferees .................................................    35
SECTION 4.6  Notice of Transfer ..........................................    37
SECTION 4.7  Compliance with Transfer Provisions .........................    37

                              ARTICLE V
                         REGISTRATION RIGHTS

SECTION 5.1  Demand Registrations ........................................    38

                                                                            Page
                                                                            ----
SECTION 5.2  Piggyback Registrations .....................................    40
SECTION 5.3  Registration Procedures .....................................    41
SECTION 5.4  Registration Expenses .......................................    46
SECTION 5.5  Limitations on Sale or Distribution of Other Securities......    47
SECTION 5.6  Company Right to Postpone Registration ......................    47
SECTION 5.7  No Required Sale ............................................    48
SECTION 5.8  Indemnification .............................................    48
SECTION 5.9  Contribution ................................................    50
SECTION 5.10  Underwritten Offerings .....................................    52
SECTION 5.11  Rule 144 ...................................................    52
SECTION 5.12  Article V Termination ......................................    52

                             ARTICLE VI
                             STANDSTILL

SECTION 6.1  Standstill with the Company .................................    53
SECTION 6.2  Standstill among the Stockholders ...........................    55

                             ARTICLE VII
                       EQUITY PURCHASE RIGHTS

SECTION 7.1  Equity Purchase Rights ......................................    57

                            ARTICLE VIII
                            MISCELLANEOUS

SECTION 8.1  Conflicting Agreements ......................................    59
SECTION 8.2  Duration of Agreement .......................................    59
SECTION 8.3  Best Efforts ................................................    59
SECTION 8.4  Ownership Information .......................................    60
SECTION 8.5  Further Assurances ..........................................    60
SECTION 8.6  Amendment and Waiver ........................................    60
SECTION 8.7  Severability ................................................    60
SECTION 8.8  Entire Agreement ............................................    61
SECTION 8.9  Successors and Assigns ......................................    61
SECTION 8.10  Counterparts ...............................................    61
SECTION 8.11  Remedies ...................................................    61
SECTION 8.12  Notices ....................................................    62
SECTION 8.13  Governing Law; Consent to Jurisdiction .....................    64
SECTION 8.14  Legends ....................................................    64
SECTION 8.15  Interpretation .............................................    65
SECTION 8.16  Agents for Stockholders ....................................    65
SECTION 8.17  Additional Agreement .......................................    66
SECTION 8.18  Effectiveness ..............................................    66

EXHIBITS

Exhibit A   Members of the Claridge Group
Exhibit B   Form of Arbitration Agreement
Exhibit C   Sound Systems

                             STOCKHOLDERS AGREEMENT


            STOCKHOLDERS AGREEMENT dated as of September 30, 1997 among LTM Holdings, Inc., a Delaware corporation (the "Company"), Sony Pictures Entertainment Inc., a Delaware corporation ("SPE"), Universal Studios, Inc., a Delaware corporation ("USI"), the Charles Rosner Bronfman Family Trust, a trust created under the laws of the province of Quebec (the "Trust"), and the other persons listed on Exhibit A (such persons, together with the Trust, collectively, the "Claridge Group").

            WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, SPE and Cineplex Odeon Corporation, a corporation formed under the laws of the province of Ontario ("CO"), are entering into a Master Agreement dated as of the date hereof (the "Master Agreement") pursuant to which and subject to the terms and conditions thereof, among other things, (i) CO and the Company will engage in a business combination (the "Transaction") and (ii) the shareholders of CO will exchange shares of CO for shares of Common Stock (as defined below);

            WHEREAS, upon the closing of the Transaction (the "Closing"), and before giving effect to any Equity Offering (as defined below), (i) SPE will beneficially own 51.14% of the issued and outstanding Common Shares (as defined below), 49.90% of the issued and outstanding Common Stock and 100% of the issued and outstanding Non-Voting Common Stock (as defined below), (ii) USI will beneficially own 26.02% of the issued and outstanding Common Shares and 26.68% of the issued and outstanding Common Stock, and (iii) the Claridge Group will beneficially own 9.60% of the issued and outstanding Common Shares and 9.85% of the issued and outstanding Common Stock; and

            WHEREAS, the parties hereto desire to enter into certain post-Closing arrangements relating to the Company.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

            "Adjusted Applicable Percentage" means, with respect to any Stockholder, at any time, such Stockholder's Applicable Percentage, recalculated after subtracting from (x) the Voting Shares beneficially owned by such Stockholder and its Permitted Transferees and, in the case of the Claridge Group, all other members of the Claridge Group and their respective Permitted Transferees (y) all Voting Shares acquired in open market purchases, in privately-negotiated transactions (other than from a Stockholder or a Permitted Transferee of any Stockholder) or from the Company (other than pursuant to Section 7.1 or a transaction described in clause (ii) of Section 7.1(g)).

            "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, (i) no member of the Claridge Group shall be considered an Affiliate of USI or any Subsidiary of USI, (ii) Matsushita Electric Industrial Co., Ltd. ("MEI") shall not be considered an Affiliate of USI or any Subsidiary of USI, provided, that clause (ii) shall not be applicable at any time that USI shall disclose in a Schedule 13D filed pursuant to the Exchange Act that USI and MEI have formed a Group with respect to Voting Shares, and (iii) each member of the Claridge Group shall be considered an Affiliate of each other member of the Claridge Group.

            "Agreement" means this Stockholders Agreement as it may be amended, supplemented, restated or modified from time to time.

            "Applicable Percentage" means, with respect to any Stockholder, at any time, the ratio, expressed as a percentage, of (i) the then outstanding Voting Shares beneficially owned by such Stockholder and (a) in the case of SPE or USI, such Stockholder's Permitted Transferees, and (b) in the case of any member of the Claridge Group, all other members of the Claridge Group and all Permitted Transferees of the Claridge Group, to (ii) the sum of (x) the total then outstanding Voting Shares and (y) with respect to such Stockholder, any Voting Shares included in clause (i) that are issuable upon conversion, exchange or exercise of Voting Share Equivalents, provided, that if the Company shall issue or sell Voting Shares in a transaction (other than the Equity Offering) in respect of which either SPE or USI does not have the right to consent pursuant to clause (vii) of Section 3.1(a) at a time when such Stockholder has an Article III Consent Right, the aggregate amount of Voting Shares issued or sold pursuant to all such transactions shall be subtracted from the amount of outstanding Voting Shares in calculating such Stockholder's Applicable Percentage for purposes of Articles II and III and for any calculation of such Stockholder's Applicable Percentage under the Certificate, subject to the applicable rules of any stock exchange on which the Common Stock shall then be listed.

            "Article III Consent Right" means, with respect to SPE or USI, the right of such Stockholder pursuant to Section 3.1(a) to approve the actions specified in clauses (i)-(xiv) of such Section.

            "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Voting Shares shall be calculated in accordance with the provisions of such Rule, provided, however, that (i) in determining beneficial ownership for purposes of Article II, Section 4.3 and clauses (ii) and (iii) of Section 4.5(b) and for any calculation of such Stockholder's Applicable Percentage under the Certificate (including in the calculation of a Stockholder's Applicable Percentage and Adjusted Applicable Percentage in such provisions), a Person shall not be deemed to be the beneficial owner of any Voting Shares which may be acquired by such Person upon the conversion, exchange or exercise of any Voting Share Equivalents, except for purposes of

Section 4.3, a Person shall be deemed to beneficially own such Voting Shares if such Person has irrevocably agreed to convert, exchange or exercise the related Voting Share Equivalent upon consummation of the applicable Third Party Sale,
(ii) in determining beneficial ownership for purposes of the other provisions of this Agreement, a Person shall be deemed to be the beneficial owner of any Voting Shares which may be acquired by such Person, whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities issued by the Company or any Subsidiary thereof and
(iii) in determining beneficial ownership for purposes of Sections 2.1(a), (b) and (c), clauses (i) and (ii) of Section 2.1(g), Sections 4.2, 4.3 and 5.12,
Article VII and Section 8.2 and for any calculation of such Stockholder's Applicable Percentage under the Certificate (including in the calculation of a Stockholder's Applicable Percentage and Adjusted Applicable Percentage in such provisions), a Person shall not be deemed to be the beneficial owner of any Voting Shares unless such Person has a pecuniary interest in such Voting Shares.

            "Board" means the Board of Directors of the Company.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

            "Bylaws" means the Amended and Restated Bylaws of the Company in the form attached as Exhibit F to the Master Agreement, as the same may be amended, supplemented or modified from time to time.

            "Capital Lease Obligations" of a Person means the obligation to pay rent or other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person in accordance with GAAP. The principal amount of such obligation shall be the capitalized amount thereof that appears on a balance sheet of such Person in accordance with GAAP.

            "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

            "Cash Flow" means, for purposes of determining the cash flow of an asset under clauses (i) or (ii) of Section 3.1(a), (i) with respect of any motion picture theater, "Cash Flow" as defined in the Master Agreement, and (ii) with respect to any other type of asset, cash flow shall be defined as the Company and each Stockholder who at the time of determination has an Article III Consent Right shall jointly determine in good faith and, in making any such determination, such parties shall consider any definition of cash flow that is customarily utilized by nationally recognized investment banking firms to measure the cash flow of such assets.

            "Certificate" means the Amended and Restated Certificate of Incorporation of the Company in the form attached as Exhibit A to the Master Agreement, as the same may be amended, supplemented or modified from time to time.

            "Certificate Amendment" means any amendment or restatement of the Certificate after the Closing.

            "Claridge Director" means any Director designated pursuant to
Section 2.1 by the Claridge Group.

            "Commission" means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

            "Common Shares" means, collectively, the Common Stock and the Non-Voting Common Stock.

            "Common Stock" means common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

            "Company Expenses" means (i)(a) fees and disbursements of counsel for the Company and (b) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other Persons, including special experts retained by the Company, incident to the Company's performance of or compliance with its obligations under Article V, and (ii) if the Company participates in a registration pursuant to Article V, the Company's pro rata share of other Expenses related to such registration on the basis of the number of securities included in such registration by the Company relative to the total number of securities included in such registration.

            "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its consolidated Subsidiaries for such period as reported on such Person's financial statements for such period and determined in accordance with GAAP.

            "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (net of interest income) of such Person and its consolidated Subsidiaries for such period as reported on such Person's financial statements for such period and determined in accordance with GAAP.

            "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as reported on such Person's financial statements for such period and determined in accordance with GAAP; provided that there shall be excluded therefrom (i) gains or losses on asset dispositions by such Person or its consolidated Subsidiaries, (ii) all extraordinary gains and extraordinary losses, (iii) any net income (loss) of a consolidated Subsidiary that is attributable to a minority interest in such consolidated Subsidiary, (iv) all non-cash non-recurring charges and credits during such period not in the ordinary course of business and (v) the tax effect of any of the items described in clauses (i) through (iv) above.

            "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

            "Current Market Value" means, with respect to any security, the average of the daily closing prices on the New York Stock Exchange (or such principal exchange or market on which such security may be listed or may trade) for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date with respect to which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the New York Stock Exchange (or such principal exchange or market) or a similar source selected from time to time by the Company for such purpose. In the event such closing prices are unavailable, the Current Market Value shall be the Fair Market Value of such security established by a Determination of the Independent Directors. If a determination is required under this Agreement of the Current Market Value of any NonVoting Common Stock, such value shall be deemed to be equal to the Current Market Value of an equivalent number of shares of Common Stock.

            "Debt" means (without duplication), with respect to any Person, whether or not recourse is to all or a portion of the assets of such Person or any of its Subsidiaries, (i) every obligation of such Person or any of its Subsidiaries for money borrowed, (ii) every obligation of such Person or any of its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person or any of its Subsidiaries with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers' acceptances or similar facilities issued for the account of such Person or any of its Subsidiaries, (iv) every obligation of such Person or any of its Subsidiaries issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person or any of its Subsidiaries other than Capital Lease Obligations of such Person or any of its Subsidiaries for real property, and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person or any of its Subsidiaries has guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; provided that, in the case of joint venture Debt, there shall only be included that portion of such Debt equal to the ratable share in such joint venture of such Person or any of its Subsidiaries.

            "DGCL" means the Delaware General Corporation Law.

            "Determination of the Independent Directors" means, with respect to any matter, a determination made in good faith, on the basis of such relevant factors as the Independent Directors consider, in their judgment, appropriate, by the vote of a majority of the Independent Directors present at a meeting of the Independent Directors called for such purpose, a quorum being present (or at a meeting of the Board if a quorum of the Independent Directors is present at such meeting), or without a meeting if a majority of all Independent Directors consent thereto in writing. For these purposes, a majority of all Independent Directors, acting at a meeting duly assembled, shall constitute a quorum for the making of any such determination at such meeting.

            "Director" means any member of the Board.

            "Directors Chart" means the chart attached as Schedule I.

            "Disinterested Directors" means, with respect to any matter that is subject to approval under Section 3.4, all Directors other than any Director who is a designee of SPE (in the case of Section 3.4(a)) or USI (in the case of Section 3.4(b)).

            "Dissolution" means a voluntary liquidation, dissolution or winding up of the Company.

            "EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period (excluding amortization of Capitalized Lease Obligations other than those incurred to finance equipment); provided, however, that the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a consolidated Subsidiary of such Person shall be added to the Consolidated Net Income of such Person pursuant to the foregoing only to the extent and in the same proportion that the Consolidated Net Income of such consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person.

            "Equity Offering" means the sale for cash by the Company in one or more underwritten public offerings of Common Stock for an aggregate offering price of $200 million (before deducting underwriting discounts or commissions).

            "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

            "Excluded Securities" means options issued by the Company to employees or directors of the Company or its Subsidiaries pursuant to any stock option or similar plan (and any Common Stock issuable thereunder) approved by the Board and any Common Stock issuable upon conversion of Non-Voting Common Stock.

            "Expenses" means any and all fees and expenses incident to the Company's performance of or compliance with its obligations under Article V (other than internal expenses incurred by the Company including the services of the Company's executives and legal department), including: (i) listing and filing fees of the Commission or any stock exchange registration, (ii) fees and expenses of compliance with state and provincial securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including reasonable fees and expenses of "blue sky" counsel, (iii) fees and expenses of compliance with any Canadian securities laws, (iv) printing and copying expenses, (v) messenger and delivery expenses, (vi) expenses incurred in connection with any road show, (vii) fees and disbursements of counsel for the Company, (viii) with respect to each registration, the reasonable fees and disbursements of one counsel for the selling Holder(s) (selected by the Initiating Holder, in the case of a Demand Registration, or by the Requisite Percentage of Participating Holders, in the case of a Piggyback Registration),
(ix) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other Persons, including special experts, retained by the Company, and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities.

            "Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints.

            "Five-Year Plan" means (i) the Initial Five-Year Plan, or any replacement of such plan adopted in accordance with Section 3.1(b), and (ii) after the expiration of the Initial Five-Year Plan, or any replacement thereof, subsequent five-year strategic business plans of the Company adopted by the Board in accordance with Section 3.1(d) or any replacement thereof adopted in accordance with Section 3.1(b).

            "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

            "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

            "Holder" means SPE, USI, each member of the Claridge Group and any of their respective Permitted Transferees, and any Third Party Transferee (i) to the extent the rights and obligations of a Holder are specifically assigned to such Third Party Transferee by a Stockholder in accordance with Section 4.5(b)(iv) and (ii) who agrees, pursuant to Sections 4.5(b) and 4.5(c), to be bound by the provisions of this Agreement as a "Holder" hereunder.

            "Independent Director" means any Director who satisfies the criteria set forth in the second paragraph of Section 2.1(i).

            "Initial Five-Year Plan" means the Company's five-year strategic business plan in effect as of the Closing, as adopted by the Board.

            "Initial Interest" means, with respect to any Stockholder, all of the Common Shares beneficially owned by such Stockholder and its Permitted Transferees immediately following the Closing.

            "Management Director" means any Director who is also an executive officer of the Company.

            "Market Capitalization" means, as of any Determination Date, the product of (i) the number of Common Shares outstanding and (ii) the Current Market Value.

            "Market Sale" means a "brokers' transaction" within the meaning of
Section 4(4) of the Securities Act.

            "Maximum Debt Ratio" means 6.0 to 1.0, provided that such ratio shall be decreased by 0.25 to 1.0 if the Company shall have issued Common Stock in a public offering after the Closing for an aggregate net offering price of $40 million and by an additional 0.25 to 1.0 for each additional $40 million that the Company shall issue in a public offering after the Closing, provided, further, that in no event shall such ratio be less than 4.75 to 1.0.

            "Merger" means any merger or consolidation in which the Company is a constituent corporation or any sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, provided that a merger which satisfies all of the following criteria shall not be deemed a Merger for purposes of this definition: (i) the Company is the surviving corporation, (ii) all shares of Common Stock outstanding immediately prior to the consummation thereof remain outstanding immediately after the consummation thereof and the only change in the Capital Stock of the Company resulting from such merger is the issuance of shares of Capital Stock pursuant thereto, and (iii) no consent of the Stockholders would be required in connection therewith either under the DGCL or under Article III.

            "Minimum Percentage" means, with respect to SPE or USI, an Applicable Percentage of 17.86%, provided that if such Stockholder and its Permitted Transferees beneficially own at least 80% of such Stockholder's Initial Interest, such percentage shall equal 15%.

            "Non-Voting Common Stock" means non-voting common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

            "pecuniary interest" has the meaning given such term in Rule 16a-1(a)(2) under the Exchange Act.

            "Permitted Transferee" means (i) with respect to SPE, any direct or indirect wholly-owned Subsidiary of Sony Corporation which is incorporated in the United States, (ii) with respect to USI, any direct or indirect wholly-owned Subsidiary of The Seagram Company Ltd. or USI which is incorporated in the United States, and
(iii) with respect to each member of the Claridge Group, (a) any member of the Claridge Group, (b) any one or more of the lineal descendants of Charles R. Bronfman, Senator E. Leo Kolber or Arnold M. Ludwick, (c) the spouses of any one or more of the foregoing Persons referred to in this clause (iii), (d) any trust of which any one or more of the foregoing Persons referred to in this clause
(iii) is the principal beneficiary, (e) Phyllis Lambert, (f) the legal representatives of any one or more of the Persons referred to in clauses (a),
(b) or (c) of this clause (iii), (g) any corporation, partnership or other entity directly or indirectly of which more than 90% of the total voting power of the Capital Stock entitled to vote in the election of directors, managers or administrators thereof is beneficially owned by Persons referred to in this clause (iii), and (h) any private charitable foundation of which one or more of the foregoing Persons referred to in this clause (iii) constitutes a majority of the members. In addition, each of SPE, USI and each member of the Claridge Group shall each be a Permitted Transferee of its respective Permitted Transferees.

            "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

            "Public Stockholder" means any stockholder of the Company other than
(i) the Stockholders and their respective Permitted Transferees and (ii) stockholders of the Company who are required to file a Schedule 13D pursuant to the Exchange Act with respect to their ownership of Voting Shares, excluding any such stockholders that (a) are investment advisers registered under Section 203 of the Investment Advisers Act of 1940, as amended, (b) are not participating and have not publicly disclosed (in a Schedule 13D filing or otherwise) an intention to participate in an election contest affecting the Company and (c) have not publicly disclosed (in a Schedule 13D filing or otherwise) any intention or purpose of influencing control of the Company in any material respect (including seeking representation on the Board).

            "Registrable Securities" means any Common Stock beneficially owned by any Holder (including any Common Stock issuable upon conversion of Non-Voting Common Stock), whether beneficially owned as of the Closing or thereafter acquired. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold (other than in a privately-negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities shall have ceased to be outstanding.

            "Requisite Percentage of Participating Holders" means, with respect to any registration pursuant to Article V, Holders of a majority of the total Registrable Securities which the Company has been requested to register by all Holders.

            "Securities Act" means the Securities Act of 1933, as amended.

            "SPE Director" means any Director designated pursuant to Section 2.1 by SPE.

            "Stockholder" means each of SPE, USI and each member of the Claridge Group.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity controlled by such Person directly or indirectly through one or more intermediaries.

            "Targeted EBITDA" means (i) for the 12-month period commencing on the Closing Date, if the Closing Date shall be on the first day of a month, or otherwise for the 12-month period commencing on the first day of the month following the month during which the Closing shall occur, and (ii) for each 12-month period thereafter (each full 12-month period, including the initial period described in clause (i), a "Measurement Period"), Targeted EBITDA of the Company as set forth in the Five-Year Plan, subject to the following adjustments: (x) Targeted EBITDA shall be reduced (but not increased) as at the end of any Measurement Period if subsidiaries or assets specifically identified in the Five-Year Plan to be disposed of or closed during such period shall not have been disposed of or closed, such reduction to be in an amount equal to the extent to which the aggregate actual EBITDA of such assets or subsidiaries during such Measurement Period is negative (net of any positive actual EBITDA of any such assets or subsidiaries), and if such assets or subsidiaries are not disposed of or closed within 12 months following the date projected in the Five-Year Plan for such disposition or closure, Targeted EBITDA in respect of such 12-month period shall be reduced (but not increased) in an amount equal to the extent to which the aggregate actual EBITDA of such assets or subsidiaries during such 12-month period is negative (net of any positive actual EBITDA of any such assets or subsidiaries), (y) Targeted EBITDA shall be reduced (but not increased) as at the end of any Measurement Period if expansions and acquisitions specifically identified in the Five-Year Plan to be made during such period shall not have occurred during such period, such reduction to be in an amount equal to the amount of EBITDA specifically identified in the Five-Year Plan as being associated with such expansions and acquisitions (net of any positive actual EBITDA during such Measurement Period from expansions and acquisitions that were not specifically identified in the Five-Year Plan), and
(z) Targeted EBITDA shall be reduced by an amount equal to 25% of the projected expense savings that are specifically identified in the Five-Year Plan.

            "Third Party Transferee" means any Person to whom a Stockholder (including a Third Party Transferee subject to this Agreement pursuant to Sections 4.5(b) and 4.5(c)) or a Permitted Transferee Transfers Voting Shares, other than a Permitted Transferee of such Stockholder.

            "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Voting

Shares or any interest in any Voting Shares, provided, however, that, subject to the second to last sentence of Section 4.5(a), a merger or consolidation in which a Stockholder is a constituent corporation shall not be deemed to be the Transfer of any Voting Shares beneficially owned by such Stockholder (provided, that the primary purpose of any such transaction is not to avoid the provisions of this Agreement).

            "USI Director" means any Director designated pursuant to Section 2.1 by USI.

            "USI Subscription Agreement" means the Agreement between USI and the Company attached as Exhibit I to the Master Agreement, as the same may be amended, supplemented or modified from time to time.

            "Voting Share Equivalents" means any warrants, options, rights or securities convertible into, or exchangeable or exercisable for, Voting Shares.

            "Voting Shares" means any securities of the Company the holders of which are generally entitled to vote for members of the Board and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

            SECTION 1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

            Term                                            Section
            ----                                            -------
            Aggrieved Stockholder                           8.11(c)
            Arbitration Agreement                           3.3(c)
            Arbitrator                                      3.3(c)
            Bylaw Amendment                                 2.4(a)
            CO                                              Recitals
            Claims                                          5.8(a)
            Claridge Group                                  Preamble
            Closing                                         Recitals
            Company                                         Preamble
            Demand Exercise Notice                          5.1(a)
            Demand Registration Requests                    5.1(a)
            Demand Registrations                            5.1(a)
            Determination Date                              3.1(a)
            Initiating Holder                               5.1(a)
            Issuance Notice                                 7.1(b)
            Issuance Shares                                 7.1(a)
            Litigation                                      8.13
            Master Agreement                                Recitals
            New Five-Year Plan                              3.1(b)
            Nominating Committee                            2.1(i)

            Offer Notice                                    4.4(b)
            Offer Price                                     4.4(c)
            Offered Shares                                  7.1(a)
            Offeree                                         7.1(a)
            Other Holders                                   5.1(b)
            Other Stockholder                               4.4(b)
            Permitted Debt                                  3.1(a)
            Piggyback Registration                          5.2(a)
            Reorganization Proposal                         3.1(f)
            Significant Sale                                4.2(a)
            Significant Sale Initiator                      4.2(a)
            Significant Sale Notice                         4.2(a)
            Significant Sale Shares                         4.2(a)
            SPE                                             Preamble
            Tag-Along Notice                                4.3(a)
            Tag-Along Offeree                               4.3(a)
            Tag-Along Sale                                  4.3(a)
            Tag-Along Shares                                4.3(a)
            Target                                          3.1(a)
            Transaction                                     Recitals
            Transferring Party                              4.4(a)
            Trust                                           Preamble
            USI                                             Preamble

            SECTION 1.3 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            SECTION 1.4 Methodology for Calculations. For purposes of this Agreement, the Transfer or issuance of a Voting Share Equivalent shall be treated as the Transfer or issuance of the Voting Shares into which such Voting Share Equivalent can be converted, exchanged or exercised. For purposes of calculating the amount of outstanding Voting Shares as of any date and the amount of Voting Shares beneficially owned by any Person as of any date, (i) the amount of any Voting Shares shall be equal to the number of votes such Voting Shares shall then entitle the holder thereof to cast in an election for members of the Board, (ii) any Voting Shares held in the Company's treasury or owned by any Subsidiaries of the Company shall be disregarded, (iii) the Stockholders shall not be deemed to share beneficial ownership of any Voting Shares as a result of any of the provisions of this Agreement and (iv) if any Voting Shares shall otherwise be deemed to be beneficially owned by more than one Stockholder, such shares shall be deemed to be beneficially owned only by the Stockholder with the greatest pecuniary interest in such shares (provided that if such

Stockholders shall have an equal pecuniary interest in any such shares, each Stockholder shall be deemed to beneficially own an equal portion of such shares (which portions shall not exceed 100% in the aggregate)).


                                   ARTICLE II

                              CORPORATE GOVERNANCE

            SECTION 2.1 Composition of the Board. (a) Effective as of the Closing, the Board shall be comprised of 16 members, consisting of six designees of SPE, three designees of USI, one designee of the Claridge Group, two Management Directors and four Independent Directors. The designees of SPE, USI and the Claridge Group shall have been designated by SPE, USI and the Claridge Group prior to the Closing in accordance with the provisions of Section 6.18 of the Master Agreement, the Independent Directors shall have been designated by SPE, USI and a majority of the members of the Special Committee (as defined in the Master Agreement) prior to the Closing in accordance with the provisions of
Section 6.18 of the Master Agreement and the Management Directors shall be the individuals satisfying the criteria set forth in Section 2.1(j).

            (b) After the Closing, SPE, USI and the Claridge Group shall be entitled to designate for nomination for election to the Board the number of Directors set forth in the Directors Chart which corresponds to such Stockholder's Applicable Percentage; provided, however, that:

                  (i) (x) until the five-year anniversary of the Closing, the Claridge Group shall be entitled to designate one Director if its Applicable Percentage exceeds 3.5%, and, thereafter, if its Applicable Percentage exceeds 5%, and (y) the Claridge Group's entitlement to designate two or more Directors shall be determined in accordance with this Section 2.1 on the same basis as the entitlement of the other Stockholders;

                  (ii) if the Directors Chart provides that the Stockholders would in the aggregate be entitled to designate more than 14 Directors, each reference to a percentage in such chart under the "Applicable Percentage" column, shall be increased by the least number of percentage points that would result in the Stockholders in the aggregate being entitled to designate 14 Directors (after giving effect to the provisions of clause (i)(x) above); and

                  (iii) prior to the four-year anniversary of the Closing, no Stockholder shall be entitled to designate more than eight Directors, provided, however, that if any Stockholder would be entitled to designate more than eight Directors pursuant to the Directors Chart based on such Stockholder's Adjusted Applicable Percentage (rather than such Stockholder's Applicable Percentage), (x) such Stockholder shall be entitled to designate the number of Directors set forth in the Directors Chart based on such

      Stockholder's Applicable Percentage and (y) the limitation contained in this clause (iii) regarding a Stockholder's entitlement to designate Directors shall thereupon terminate.

            (c) Notwithstanding anything to the contrary contained in Section 2.1(b), each of SPE and USI covenants and agrees with the other and each member of the Claridge Group covenants and agrees with each of SPE and USI that:

                  (i) no Stockholder shall be entitled to designate more than six Directors, provided, however, that if any Stockholder would be entitled to designate more than eight Directors pursuant to the Directors Chart based on such Stockholder's Adjusted Applicable Percentage (rather than such Stockholder's Applicable Percentage), such Stockholder shall be entitled to designate such greater number of Directors and the limitation contained in this clause (i) regarding a Stockholder's entitlement to designate Directors shall thereupon terminate, provided, further, that, if at any time commencing on the three-year anniversary of the Closing, any Stockholder's Applicable Percentage exceeds 45%, the limitation contained in this clause (i) regarding a Stockholder's entitlement to designate Directors shall be increased from six Directors to seven Directors;

                  (ii) at any time that SPE's Applicable Percentage equals or exceeds 40.625% but the number of SPE Directors is limited to six by clause (i) of this Section 2.1(c), USI agrees with SPE that one of the individuals designated by USI to serve as a Director shall be an Independent Director so long as USI's Applicable Percentage equals or exceeds 21.875% (provided that in determining whether such individual is an Independent Director, the opinion of such Stockholder shall be substituted for the opinion of the Nominating Committee for purposes of clauses (i) and (iii) of Section 2.1(i)); and

                  (iii) at any time that USI's Applicable Percentage equals or exceeds 40.625% but the number of USI Directors is limited to six by clause (i) of this Section 2.1(c), SPE agrees with USI that one of the individuals designated by SPE to serve as a Director shall be an Independent Director so long as SPE's Applicable Percentage exceeds 21.875% (provided that in determining whether such individual is an Independent Director, the opinion of such Stockholder shall be substituted for the opinion of the Nominating Committee for purposes of clauses (i) and (iii) of Section 2.1(i)).

            (d) After the Closing, except for the designees of the Stockholders and for the Management Directors (who shall be selected in accordance with Section 2.1(i) and (j)), the individuals to be nominated for election as Directors shall all be Independent Directors and shall be selected in accordance with Section 2.1(i), unless the Independent Directors (based on a Determination of the Independent Directors) shall otherwise agree, provided that there shall be at least two Independent Directors and at least two Management Directors nominated in each such election.

            (e) Each Stockholder agrees to vote (and cause each of its Affiliates to vote, if applicable), or act by written consent with respect to, any Voting Shares beneficially owned by it to cause the designees of SPE, USI and the Claridge Group and each of the Independent Directors and Management Directors designated by the Nominating Committee to be elected to the Board, and the Company agrees to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as members of the Board as provided herein. At least 45 days prior to its distribution of its proxy statement or information statement with respect to each meeting of stockholders at which Directors are to be elected, the Company shall notify each Stockholder that is then entitled to designate Directors pursuant to Section 2.1(b) of (i) the aggregate number of Directors to be elected at the meeting, (ii) such Stockholder's Applicable Percentage as of the record date for such meeting and (iii) the number of Directors such Stockholder is entitled to designate (calculated based on such Stockholder's Applicable Percentage as of the record date). Each Stockholder shall notify the Company of the Directors designated by it pursuant to this Section on or prior to the close of business on the later of (x) the 15th day following its receipt of the Company's notice and (y) the 20th day prior to the Company's distribution of such proxy statement or information statement.

            (f) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any SPE Director, USI Director or Claridge Director, SPE, USI or the Claridge Group, as the case may be, shall have the right to designate a replacement Director to fill such vacancy and the Company agrees to use its best efforts to cause such vacancy to be filled with the replacement Director so designated. Upon the written request of SPE, USI or the Claridge Group, each Stockholder shall vote (and cause each of its Affiliates to vote, if applicable), or act by written consent with respect to, all Voting Shares beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove any Director designated by such requesting party and to elect any replacement Director designated as provided in the first sentence of this Section 2.1(f). Unless all the Stockholders otherwise agree, no Stockholder or any of its Affiliates shall take any action to cause the removal of any SPE Director, USI Director, Claridge Director, Management Director or Independent Director without cause, except (i) in the case of an SPE Director, USI Director or Claridge Director, upon the written request of the Stockholder which designated such Director, (ii) in the case of a Management Director, if such individual shall cease to serve as one of the two most senior executive officers of the Company, and (iii) as provided in
Section 2.1(g). For purposes of the preceding sentence, "cause" shall mean the wilful and continuous failure of a Director to substantially perform such Director's duties to the Company or the wilful engaging by a Director in gross misconduct materially and demonstrably injurious to the Company.

            (g) If, at any time, any of the Stockholders or any of their respective Permitted Transferees shall Transfer Voting Shares and, upon consummation of such Transfer, the Applicable Percentage of such Stockholder is reduced such that the number of Directors such Stockholder is entitled to designate pursuant to Section 2.1(b) and 2.1(c) is reduced by one or more Directors, then:

                  (i) the number of SPE Directors, USI Directors and Claridge Directors shall be recalculated by the Company in accordance with Section 2.1(b) and 2.1(c) as of the consummation of such Transfer (and after giving effect thereto);

                  (ii) to the extent that, after giving effect to the recalculation described in clause (i), any of SPE, USI or the Claridge Group is entitled to designate fewer Directors than the number of Directors then serving as designees of such Stockholder(s), any such Stockholder shall use its best efforts to cause Director(s) designated by such Stockholder to resign from the Board as promptly as practicable so that the number of Directors designated by such Stockholder does not exceed the number of designees such Stockholder shall then be entitled to designate based on such recalculation;

                  (iii) if a sufficient number of SPE Directors, USI Directors or Claridge Directors, as the case may be, shall not have resigned within 30 days of the event requiring such recalculation, each Stockholder shall vote (and cause each of its Affiliates to vote, if applicable), or act by written consent with respect to, all Voting Shares beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove such excess number of Directors designated by the Stockholder(s) whose designees have not resigned in accordance with clause (ii);

                   (iv) upon the effectiveness of the resignation(s) or removal(s) described in clauses (ii) and (iii), the Company shall cause the Board (and each Stockholder shall use its best efforts to cause its respective designees to the Board) to fill all vacancies created by such resignation(s) or removal(s) (x) by appointing to the Board designees of any Stockholder (including any Third Party Transferee described in clause
      (ii) of Section 4.5(b)) who is entitled, as a result of the recalculation described in clause (i), to designate more Directors than the number of Directors then serving as designees of such Stockholder and (y) to the extent vacancies remain after giving effect to clause (x), by filling such remaining vacancies with Independent Directors designated by the Nominating Committee pursuant to Section 2.1(i); and

                   (v) if the vacancies to the Board have not be filled in accordance with clause (iv), each Stockholder shall vote (and cause each of its Affiliates to vote, if applicable), or act by written consent with respect to, all Voting Shares beneficially owned by it and otherwise take or cause to be taken all actions necessary to fill all vacancies as provided in clause (iv).

            (h) The Company agrees not to take any action that would cause the number of Directors constituting the entire Board to be other than 16 and each Stockholder agrees to use its best efforts to cause the number of Directors constituting the entire Board to be 16.

            (i) In connection with each election of Directors, the Company will use its best efforts to cause there to be nominated for election as Directors, in accordance with the Company's procedures for the nomination of Directors and to the extent permissible in accordance with applicable legal requirements, (1) the two Management Directors who satisfy the criteria set forth in Section 2.1(j), and (2) the number of Independent Directors required to be nominated in accordance with Section 2.1(d). With respect to each election held after the Closing, the Management Directors referred to in clause (1) above and the Independent Directors referred to in clause (2) above shall be designated by a nominating committee of the Board (the "Nominating Committee") established to determine whether prospective nominees meet the criteria set forth in Section 2.1(j) with respect to such Management Directors and the criteria set forth in the following paragraph with respect to such Independent Directors. The Company agrees to cause the Nominating Committee to be comprised of four Directors, consisting of (x) two Independent Directors designated by a majority of the Independent Directors and (y) one SPE Director and one USI Director, provided if at any time there shall cease to be at least one USI Director or one SPE Director, then the Nominating Committee shall include two SPE Directors or two USI Directors, as the case may be, to the extent SPE or USI, as applicable, then has two designees serving as Directors.

            An Independent Director is a Director who, and each future qualified nominee for election as an Independent Director shall be an individual who:

                  (i) is free from any relationship that, in the opinion of the Nominating Committee, would interfere with the exercise of independent judgment as a member of the Board;

                  (ii) is not an Affiliate of the Company, SPE, USI or the Claridge Group or a current or former officer of the Company or any of its Subsidiaries or a current or former officer or director of SPE or USI or any of their respective Subsidiaries;

                  (iii) does not, in addition to such individual's role as a Director, also act on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to management of the Company or SPE, USI or the Claridge Group or any of their respective Subsidiaries; and

                  (iv) does not represent, and is not a member of the immediate family of, a Person who does not satisfy the requirements of clauses (i),
      (ii) or (iii) above.

            In the event that the Stockholders collectively have the right to designate at least 13 of the members of the Board pursuant to Section 2.1, SPE and USI agree that at least one of the individuals designated by each such Stockholder to serve as a Director shall be an Independent Director, provided that if one of such Stockholders shall be entitled to designate only one Director, such Stockholder shall not be required to designate an Independent Director and the other such Stockholder shall be required to designate two Independent Directors (provided, further, that such designees shall qualify to serve on the Audit Committee of the Board in accordance with the policies of the New York Stock Exchange governing membership on audit committees).

            (j) The two Management Directors referenced in clause (1) of Section 2.1(i) shall be the two most senior executive officers of the Company, provided that so long as

Allen Karp shall be an executive officer of the Company or any Affiliate thereof he shall be a Management Director even if he is not one of the two most senior executive officers and, in such circumstances, the Management Directors shall be the most senior executive officer of the Company and Mr. Karp. If any Management Director shall cease to satisfy the foregoing criteria, the Company shall cause such individual to immediately resign as a Management Director, and upon such resignation, the Company shall cause the Board (and each Stockholder shall use its best efforts to cause its respective designees to the Board) to fill the vacancy created thereby in accordance with Section 2.1.

            (k) If, on the three-year anniversary of the Closing, any Stockholder shall then be entitled to designate seven Directors rather than six Directors in accordance with the second proviso contained in clause (i) of
Section 2.1(c), at the request of such Stockholder, the Company shall take such action as may be necessary to cause one of the Independent Directors to resign from the Board so as to enable such Stockholder to designate a seventh Director, and if an Independent Director has not so resigned within 30 days of such Stockholder's request to the Company, at the request of such Stockholder, each other Stockholder shall vote (and cause each of its Affiliates to vote, if applicable), or act by written consent with respect to, all Voting Shares beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove the Independent Director designated by the requesting Stockholder.

            (l) If the number of SPE Directors or USI Directors shall have been limited to six by clause (i) of Section 2.1(c) and as a result thereof one of the USI Directors or the SPE Directors shall be an Independent Director in accordance with clauses (ii) or (iii), as the case may be, of Section 2.1(c), and if the number of SPE Directors or USI Directors shall cease to be limited to six on the three-year anniversary of Closing in accordance with the second proviso contained in clause (i) of Section 2.1(c), at the request of USI or SPE, as the case may be, the Company shall take such action as may be necessary to cause the Independent Director designated by USI or SPE, as the case may be, to resign and, if such Independent Director has not resigned within 30 days of such Stockholder's request to the Company, at the request of such Stockholder, each other Stockholder shall vote (and cause each of its Affiliates to vote, if applicable), or act by written consent with respect to, all Voting Shares beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove the Independent Director designated by USI or SPE, as the case may be.

            SECTION 2.2 Board Procedures. The Company shall cause the following procedures to be followed:

            (a) Meetings. The Board shall hold at least six regularly scheduled meetings per year at such times as may from time to time be fixed by resolution of the Board and no notice (other than the resolution) need be given as to a regularly scheduled meeting. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board or at least two Directors, following notice to each Director which shall be given orally or by personal delivery, facsimile or reliable overnight courier at least three Business Days before the meeting. Reasonable efforts shall be made to ensure that each Director actually receives timely notice of any such special meeting. An annual meeting of the Board shall be held without notice immediately following the annual meeting of the stockholders of the Company.

            (b) Agenda. A reasonably detailed agenda shall be supplied to each Director reasonably in advance of each meeting of the Board, together with other appropriate documentation with respect to agenda items calling for Board action, to inform adequately the Directors regarding matters to come before the Board. Any Director wishing to place a matter on the agenda for any meeting of the Board may do so by communicating with the Chairman of the Board sufficiently in advance of the meeting of the Board so as to permit timely dissemination to all Directors of information with respect to the agenda items.

            (c) Powers of the Board. The Board shall reserve to itself the power to approve transactions that are of a type customarily subject to board approval as a matter of good corporate practice for public companies in the United States. The Board shall not delegate to any committee of the Board or to any officers of the Company the authority to conduct business in any manner that would circumvent, or deprive SPE, USI or the Claridge Group or any of their respective Permitted Transferees of, any of their respective rights set forth in this Agreement. In no event will the Board establish an executive committee, or any committee performing functions comparable to those customarily performed by executive committees of boards of directors of public companies in the United States, without the prior written consent of SPE and USI. All committees of the Board will report to and be accountable to the Board. The Board shall establish, in cooperation with the Chief Executive Officer of the Company, a schedule for Board review or action, as appropriate, with respect to matters which shall typically come before the Board, including, but not limited to (i) annual and multi-year business plans (including capital expenditures and operating budgets), (ii) major collaborative arrangements with third parties not in the ordinary and normal course of business as theretofore conducted and (iii) appointments of officers.

            SECTION 2.3 Committees. Except for the Nominating Committee and except for an audit committee and compensation committee performing functions comparable to those customarily performed by audit committees and compensation committees of boards of directors of public companies in the United States, the Company shall cause the Board not to establish any committees without the prior written consent of SPE and USI. Except for the Nominating Committee, the members of which shall be determined in accordance with Section 2.1(i) above, the Company shall cause each committee of the Board to, subject to any requirements under the Exchange Act or applicable to securities, or the issuance of securities, traded on the principal United States exchange or market on which the Common Stock shall be listed or trade, include (x) at the request of SPE, a number of SPE Directors (rounded to the nearest whole number, but in no event less than one such SPE Director) equivalent to the proportion of SPE Directors then serving on the whole Board multiplied by the total number of members comprising such committee and (y) at the request of USI, a number of USI Directors (rounded to the nearest whole number, but in no event less than one such USI Director) equivalent to the proportion of USI Directors then serving on the whole Board multiplied by the total number of members comprising such committee. Subject to the rights of SPE and USI pursuant to clause (xi) of
Section 3.1, the Company shall cause matters relating to the hiring, termination or compensation of executive officers of the Company

(including any entering into, amendment, termination or renewal (including option renewals) of any agreement with an executive officer of the Company) to be approved by the compensation committee of the Board. The Company shall not permit any Management Director to serve on the audit or compensation committee of the Board. Subject to the foregoing, the Board shall have the power at any time to fill vacancies in, to change the membership of or to discharge any committee.

            SECTION 2.4 Voting on Certain Matters. (a) In connection with any vote or action by written consent of the Board relating to a Merger, Dissolution or Certificate Amendment or the amendment or repeal of any provision of, or the addition of any provision to, the Bylaws (a "Bylaw Amendment"), each Stockholder agrees to use its best efforts to cause the Director(s) designated by such Stockholder, to vote against (and not consent to) such Merger, Dissolution, Certificate Amendment or Bylaw Amendment at the request of SPE or USI, provided, that at the time SPE or USI delivers such request its Applicable Percentage exceeds the Minimum Percentage.

            (b) In connection with any vote or action by written consent of the stockholders of the Company relating to a Merger, Dissolution, Certificate Amendment or Bylaw Amendment, each Stockholder agrees (and agrees to cause each of its Affiliates, if applicable), with respect to any Voting Shares beneficially owned by it, to vote against (and not consent to) such Merger, Dissolution, Certificate Amendment or Bylaw Amendment at the request of SPE or USI (which, in the case of a vote at a meeting of stockholders, shall be delivered to such Stockholder no later than fifteen Business Days prior to the applicable meeting), provided, that at the time SPE or USI delivers such request its Applicable Percentage exceeds the Minimum Percentage.

            SECTION 2.5 Irrevocable Proxy. (a) At least ten Business Days prior to any meeting of stockholders (or three Business Days following receipt of proxy solicitation materials from the Company, if later), each Stockholder agrees to deliver a duly executed irrevocable proxy to the Company (and a copy of such proxy to each other Stockholder by such day) specifying how such Stockholder intends to vote as to each matter scheduled to be brought before the meeting. Such proxy shall appoint the Chief Executive Officer of the Company and Secretary of the Company as such Stockholder's true and lawful proxies and attorneys-in-fact as to the matters to be voted at the meeting, shall state that it is irrevocable and shall be voted in accordance with the provisions of this Agreement. Such proxy shall also state that it is not effective until the date of the applicable meeting of stockholders and that its effectiveness is contingent upon the Company not having received, prior to the third Business Day before the meeting, a notification from any other Stockholder asserting such other Stockholder's good faith belief that such proxy does not comply with the provisions of this Agreement.

            (b) In connection with any proposed action by written consent of the stockholders, each Stockholder agrees that it shall execute and deliver its written consent to the Company (with simultaneous delivery of a copy thereof to each other Stockholder). Such consent shall state that it is not effective until a specified date (which date shall be at least ten Business Days following delivery to the Company), and that its effectiveness is contingent upon the Company not having received prior to the third Business Day before such specified date a notification from any other Stockholder asserting such other Stockholder's good faith belief that such consent does not comply with the provisions of this Agreement. Any written consent delivered by any Stockholder shall be made in accordance with the terms of this Agreement.

            (c) If any Stockholder shall fail to deliver a proxy to the Company and the other Stockholders by the date described in Section 2.5(a) or a consent to the Company and the other Stockholders by the date described in Section 2.5(b) or if such proxy (or consent) shall not comply with the provisions of this Agreement, or shall be voted in a manner that is contrary to this Agreement, the irrevocable proxies set forth in Section 2.5(d) below shall thereupon be irrevocably activated with respect to the matters to be brought before the meeting or which are subject to the consent, as the case may be.

            (d) In order to secure each Stockholder's obligation to vote (or to act or not act by written consent with respect to) all Voting Shares beneficially owned by it in accordance with the provisions of this Article II and Sections 3.2 and 8.11, each Stockholder hereby appoints each other Stockholder as its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote (or to act or not act by written consent with respect to) all of the Voting Shares beneficially owned by it in accordance with the terms of this Agreement and to take all such other actions as are necessary to enforce the rights of such other Stockholders under this Article II and Sections
3.2 and 8.11 in the event the Stockholder fails to comply with any provision of this Agreement granting such other Stockholder rights under this Article II and Sections 3.2 and 8.11. The proxies and powers granted by each Stockholder pursuant to this Section 2.5 are irrevocable and are coupled with an interest and are given to secure the performance of the Stockholders' obligations under this Article II and Sections 3.2 and 8.11. Such proxies and powers shall survive the bankruptcy, insolvency, dissolution or liquidation of a Stockholder. Notwithstanding the foregoing, upon termination of the rights and obligations of a Stockholder pursuant to Section 8.2 any proxy granted by such Stockholder or granted to such Stockholder pursuant to this Section 2.5 shall terminate.

            SECTION 2.6 Certain Restrictions. Without the prior written consent of SPE and USI, each Stockholder agrees not to, and to cause each of its Affiliates not to, directly or indirectly, alone or in concert with others:

            (a) seek election to, seek to place a representative on, or seek the removal (other than for cause) of any member of, the Board, except pursuant to
Section 2.1;

            (b) deposit any Common Shares in a voting trust or subject any Common Shares to any arrangement or agreement with respect to the voting of such Common Shares (other than this Agreement or a voting trust, arrangement or agreement solely among members of the Claridge Group);

            (c) engage in any "solicitation" (within the meaning of Rule 14a-1 under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors) with respect to the Company, or become a "participant" in any "election contest"

(within the meaning of Rule 14a-11 under the Exchange Act) or, except as contemplated by this Agreement, execute any written consent in lieu of a meeting of the holders of any class of Common Shares, provided that the foregoing shall not prohibit any such action (i) in response to a solicitation conducted by any Person that is neither a Stockholder nor an Affiliate thereof or (ii) to facilitate a tender offer or exchange offer by such Stockholder in response to a bona fide tender or exchange offer to acquire more than 20% of the Voting Shares made by any Person other than such Stockholder or any Affiliate thereof, in each case so long as such Stockholder otherwise remains in compliance with its obligations under this Agreement in all material respects; or

            (d) form, join or in any way participate in or assist in the formation of a Group with respect to any Common Shares, other than any such Group consisting exclusively of Stockholders, any of their Affiliates or Permitted Transferees.

            SECTION 2.7 Cooperation. Each Stockholder shall vote (or act or not act by written consent with respect to) all of its Voting Shares and shall take all other necessary or desirable actions within its control (including attending all meetings in person or by proxy for purposes of obtaining a quorum, executing all written consents in lieu of meetings and voting to remove members of the Board, as applicable), and the Company shall take all necessary and desirable actions within its control (including calling special Board and stockholder meetings, as applicable), to effectuate the provisions of this Article II.


                                   ARTICLE III

                                 CONSENT RIGHTS

            SECTION 3.1 Consent for Certain Actions. (a) The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, take any of the following actions without the prior written consent of (i) SPE, if its Applicable Percentage equals or exceeds the Minimum Percentage, and (ii) USI, if its Applicable Percentage equals or exceeds the Minimum Percentage:

                  (i) in the case of the Company or any Subsidiary of the
            Company that is a "significant subsidiary" as defined in Rule 405 under the Securities Act, voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency or similar law;

                  (ii) merge or consolidate with, purchase or otherwise acquire any other Person (the "Target") or all or substantially all of the business or any assets of another Person in one or a series of related transactions if (x) the book value of the assets of the Target (in the case of an acquisition of a Target) or of the business and/or assets to be acquired as reflected on the books of the seller of such business or assets, as the case may be, as of the end of such Person's most recently ended fiscal quarter preceding the earlier of the date the

            Company or a Subsidiary thereof enters into definitive agreements in respect of such transaction or publicly announces such transaction (the "Determination Date") (based on a Determination of the Independent Directors) would exceed 20% of the book value of the Company's total assets as of the end of the Company's most recently ended fiscal quarter preceding the Determination Date or (y) the Fair Market Value (based on a Determination of the Independent Directors) of the consideration paid or payable for the Target, the business and/or assets to be acquired as of the Determination Date (including, with respect to any asset acquisition, the value of any Debt assumed or to be assumed in such transaction) would exceed 20% of the Company's Market Capitalization as of the Determination Date or (z) EBITDA of the Target and/or of the business and/or the Cash Flow of the assets to be acquired as reflected on the books of the Target and/or such seller, as the case may be, for its last four fiscal quarters preceding the Determination Date exceeds 20% of the Company's EBITDA for the Company's last four fiscal quarters preceding the Determination Date;

                  (iii) sell, lease, transfer or otherwise dispose of (including by merger, dividend or other distribution or other transaction involving one or more stockholders of the Company, formation of a joint venture or otherwise) any other Person, business or assets in one or a series of related transactions if (x) the book value of such Person, business and/or assets exceeds 15% of the book value of the Company's total assets as of the end of the Company's most recent fiscal quarter preceding the Determination Date or (y) the Fair Market Value (based on a Determination of the Independent Directors) of the consideration received or receivable for such Person, the business and/or assets (including, with respect to any asset acquisition, the value of any Debt assumed or to be assumed in such transaction) exceeds 15% of the Company's Market Capitalization as of the Determination Date or (z) the EBITDA of such Person and/or business and/or the Cash Flow of such assets for the Company's last four fiscal quarters preceding the Determination Date exceeds 15% of the Company's EBITDA for such four fiscal quarters;

                  (iv) enter into, commence or engage in any business other than the exhibition of films (including as a result of an acquisition or pursuant to a joint venture) except as otherwise provided for in the Five-Year Plan and except for matters customarily related to the exhibition of films in respect of which the Company and its Subsidiaries do not expend more than an aggregate of $5 million of cash during any calendar year;

                  (v) enter into any contract with or otherwise engage in or become obligated to engage in any transaction or series of related transactions with SPE or USI or any of their respective Affiliates involving more than $1 million per calendar year; provided, however, that (A) all such contracts and transactions (whether or not exceeding the $1 million limitation) shall be on an arms' length basis and (B) the $1 million limitation shall not apply to transactions that occur in the ordinary course of the Company's business, including film booking arrangements;

                  (vi) increase or decrease the number of Directors that
            comprise the entire Board or that constitute a quorum for purposes of convening a meeting of the Board;

                  (vii) issue or sell (including by merger or otherwise) any
            Voting Shares or Voting Share Equivalents (other than pursuant to the Equity Offering or upon conversion of the Non-Voting Common Stock) that would, upon closing of such issuance or sale (A) together with the aggregate amount of all such issuances or sales during the 12-month period preceding the proposed date of issuance or sale, increase the number of Voting Shares by more than 10% of the average number of Voting Shares outstanding as of the last day of each of the 12 full calendar months preceding the proposed date of issuance or sale or (B) together with the aggregate amount of all such issuances or sales during the 24-month period preceding the proposed date of issuance or sale, increase the number of Voting Shares by more than 15% of the average number of Voting Shares outstanding as of the last day of each of the 24 full calendar months preceding the proposed date of issuance or sale; provided,
            (1) in determining whether SPE or USI shall have an Article III Consent Right in respect of issuances or sales described in clauses
            (A) or (B), issuances or sales pursuant to the Equity Offering shall be disregarded in calculating the aggregate amount of issuances or sales during the applicable period (but shall not be disregarded in calculating the outstanding Voting Shares as of any date) and (2) the issuance or sale of Voting Shares upon the exercise, conversion or exchange of Voting Share Equivalents shall not be an issuance or sale that is subject to this clause (vii) but the issuance or sale of Voting Share Equivalents shall be subject to this clause (vii) in accordance with Section 1.4;

                  (viii) pay, declare or set aside any sums for the payment of any cash dividends on, or make any other cash distributions on (including by merger or otherwise), any shares of Capital Stock, or any warrants, options, rights or securities convertible into, exchangeable or exercisable for, Capital Stock (excluding any such payment or distribution made to the Company or any of its Subsidiaries), if the amount thereof, together with the aggregate amount of any other items referred in this clause (viii) and clause
            (ix) below, during the prior 12 months, exceeds 5% of the Company's Market Capitalization at the time of such action; provided that the payment of any such dividend or distribution shall be permitted to be made within 60 days of its declaration if such declaration was not subject to an Article III Consent Right;

                  (ix) redeem, purchase or otherwise acquire for cash (including by merger or otherwise), any shares of Capital Stock or any warrants, options and rights or securities convertible into, exchangeable or exercisable for, Capital Stock, or redeem or purchase for cash or make any cash payments with respect to any stock appreciation rights or phantom stock plans (excluding any such redemption, purchase or payment from the Company or any of its Subsidiaries), if the amount thereof, together with the aggregate amount of any other items referred to in clause (viii) above and this clause (ix), during the prior 12 months, exceed 5% of the greater of (x) the Company's Market Capitalization at the time of such payment and (y) the Company's Market Capitalization at the time it commits to make such redemption, purchase or payment;

                  (x) incur, assume or otherwise become obligated with respect to, any Debt (x) if immediately after giving effect to the incurrence of such Debt and the receipt and application of the proceeds thereof, the ratio of the Company's consolidated Debt to EBITDA for the four full fiscal quarters next preceding the incurrence of such Debt, calculated on a pro forma basis as if such Debt had been incurred and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than the Maximum Debt Ratio or (y) in excess of $100,000,000 in aggregate principal amount in one or a series of related transactions, provided that this clause (y) shall not apply to (1) Debt owed by the Company to any of its Subsidiaries or Debt owed by a Subsidiary of the Company to the Company or to another Subsidiary of the Company, (2) Debt outstanding immediately following the Closing and (3) Debt incurred to renew, extend, refinance or refund any outstanding Debt permitted in clauses (1) or
            (2) and any Debt incurred in connection with subsequent refinancings of such Debt (collectively, "Permitted Debt"), provided, further, that any Debt described in clause (3) shall not be Permitted Debt if the amount of such Debt shall exceed the amount of the outstanding Debt that is being renewed, extended, refinanced or refunded.

                  (xi) hire, or renew the employment contract (including option renewals) of, either the Chief Executive Officer of the Company or the second most senior executive officer of the Company;

                  (xii) enter into any arrangement (other than this Agreement or pursuant to this Agreement) with any holder of Voting Shares in such holder's capacity as a holder of Voting Shares which subjects actions taken by the Company or any Subsidiary to the prior approval of any Person, or issue or sell any series or class of Capital Stock of the Company having either (x) more than one vote per share or (y) a class vote on any matter, except to the extent such class vote is required by the DGCL or to the extent that the holders of any series of preferred stock may have the right, voting separately as a class, to elect a number of Directors upon the occurrence of a default in payment of dividend or redemption price;

                  (xiii) adopt any stockholder rights plan, or any other plan or arrangement that could reasonably be expected to disadvantage any stockholder on the basis of the size of its shareholding, such that any holder of Common Shares or any of its Affiliates would be adversely affected; or

                           (xiv) adopt a Bylaw Amendment by action of the Board.

Notwithstanding anything to the contrary contained in this Section 3.1(a), neither SPE nor USI shall have an Article III Consent Right to the extent such action requires the approval of holders of Common Stock under the DGCL or the Certificate.

                  (b) If any of the following shall occur and be continuing:

                           (i) the Company's actual EBITDA in each of the two
                  most recently ended fiscal years is less than 80% of Targeted EBITDA for such year;

                           (ii) at the end of the most recent fiscal quarter,
                  the Company's ratio of consolidated Debt as reported in its financial statements to EBITDA for the last four fiscal quarters exceeds the Maximum Debt Ratio, or

                           (iii) at the end of the most recent fiscal quarter,
                  the Company's EBITDA for the last four fiscal quarters is less than 8.5% of the Company's consolidated total assets as reported in its financial statements (excluding intangible assets and construction work-in-process);

the Company (x) shall submit to SPE, if its Applicable Percentage equals or exceeds the Minimum Percentage, and USI, if its Applicable Percentage equals or exceeds the Minimum Percentage, for approval a new plan for the Company covering a new five-year term commencing with the first day of the next fiscal year of the Company (the "New Five-Year Plan") which shall replace the Five-Year Plan and which shall be consistent in form and contain a corresponding level of detail with the Initial Five-Year Plan and (y) pending the effectiveness of the New Five-Year Plan, shall submit to SPE, if its Applicable Percentage equals or exceeds the Minimum Percentage, and USI, if its Applicable Percentage equals or exceeds the Minimum Percentage, for approval no later than the last Business Day of the month immediately preceding the end of the Company's fiscal year, annual operating and capital budgets for the next fiscal year. The Company and any such Stockholder agree to cooperate in good faith to adopt the New Five-Year Plan and such budgets as promptly as practicable.

                  (c) If any of the conditions specified in paragraph (b)(i) through (iii) above shall have occurred, then until the Company's actual EBITDA for each of two consecutive fiscal years shall equal or exceed Targeted EBITDA for each of such years as reflected in the New Five-Year Plan, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, take any of the following actions without the prior written consent of SPE (so long as its Applicable Percentage equals or exceeds the Minimum Percentage) and USI (so long as its Applicable Percentage equals or exceeds the Minimum Percentage): (w) make, or agree to make, any capital expenditures not specifically identified in the New Five-Year Plan in excess of $5,000,000 per expenditure or series of related expenditures or $10,000,000 in the aggregate during any 12-month period,
(x) incur an aggregate amount of Debt in excess of $25,000,000, excluding Debt specifically identified in the New Five-Year Plan and Permitted Debt, (y) create or incur any lien on the assets of the Company or any of its Subsidiaries to secure unsecured Debt of the Company or any of its Subsidiaries and (z) except for issuances or sales of Excluded Securities, authorize the issuance of, or issue or sell, any additional shares of, or any new series or class of, Capital Stock of the Company.

                  (d) So long as any Stockholder shall have an Article III Consent Right, at least six months prior to the expiration of the period covered by any Five-Year Plan, the Company shall in good faith prepare a Five-Year Plan for the subsequent five year period, which shall be subject to prior approval by the Board and which shall be consistent in form and contain a corresponding level of detail with the Initial Five-Year Plan. The provisions of Sections 3.1(a), (b) and (c) shall be applicable to all Five-Year Plans or New Five-Year Plans, whether adopted prior to, on or after the five-year anniversary of the Closing.

                  (e) Any action or attempted action of the Company or any Subsidiary of the Company in violation of any provision of Section 3.1 shall be void.

                  (f) The Company agrees to notify the Trust when practicable of any proposed (A) corporate reorganization, (B) share capital reorganization, (C) transaction involving the exchange of Capital Stock of the Company for other equity of the Company or any other corporation or (D) merger with another corporation (any one of such proposals, a "Reorganization Proposal") which would, in the opinion of counsel for the Company, constitute a disposition of Common Stock pursuant to the Income Tax Act (Canada) or any successor legislation, for Canadian resident holders thereof in respect of which any resulting gain would be taxable pursuant to such Act. In the event of any such Reorganization Proposal, the Company shall assist the Claridge Group, at the request of the Claridge Group and at its expense, with an application for a remission order pursuant to the Financial Administration Act (Canada), provided that counsel to the Company considers that the Department of Finance (Canada) is likely to issue a remission order providing fiscal relief to Canadian resident stockholders of the Company.

                  (g) In connection with the grant of any consent relating to a matter described in clauses (ii) or (iii) of Section 3.1(a), the Company and each Stockholder who then has an Article III Consent Right agree to negotiate in good faith appropriate adjustments to Targeted EBITDA. If after 21 days following the grant of such consent, the Company and the Stockholders have not agreed upon appropriate adjustments, then each of SPE and USI shall have the opportunity to submit its reasonable estimate of the appropriate adjustments to Targeted EBITDA to any "Big Six" accounting firm mutually selected by SPE and USI that is not the principal outside accounting firm for SPE, CO or USI within the 10 days (the "Submission Period") following the end of such 21-day period. If the parties cannot agree upon such an accounting firm, the principal outside accounting firms of SPE and USI shall mutually select another "Big Six" accounting firm to act hereunder.

                  Along with their proposed adjustments to Targeted EBITDA, the Company and each Stockholder who then has an Article III Consent Right may submit to the accounting firm such written memoranda, arguments, briefs and other evidence in support of their respective adjustments as they see fit, copies of which shall also be provided to the other parties hereto. Within 10 days following the expiration of the Submission Period, the accounting firm shall make a determination as to which of the adjustments submitted by the parties is the most reasonable estimate of the impact on the Company's EBITDA of the matter which was subject to consent (the adjustment so chosen, the "Final Adjustment"). The accounting firm shall be limited to selecting one of the adjustments submitted by the parties as the Final Adjustment and shall have no authority to alter in any way any adjustment so submitted.

                  The Final Adjustment shall be deemed to be approved by all parties to this Agreement for all purposes of this Agreement. If the accounting firm shall select the adjustment submitted by USI, SPE shall bear all fees and expenses of the accounting firm, including the fees and expenses of any experts hired by the accounting firm to assist it in rendering a decision hereunder. If the accounting firm shall select the adjustment submitted by SPE, USI shall bear all such fees and expenses.

                  Following the determination of the Final Adjustment, the Company shall cause the Final Adjustment to be submitted to the Board for its approval. The Company shall use its best efforts to cause the Final Adjustment to be adopted by the Board, and SPE and USI covenant and agree with each other to use their respective best efforts to cause the Company to fulfill the Company's obligations under this Section 3.1(g).

                  SECTION 3.2 Certain Certificate Provisions. So long as the Applicable Percentage of SPE or USI equals or exceeds the Minimum Percentage,
(i) the Company agrees that the Certificate will provide that effecting a Merger or Dissolution or adopting a Certificate Amendment or adopting a Bylaw Amendment by action of the stockholders of the Company shall require the affirmative vote or written consent of the holders of at least 80% of the outstanding Common Stock, provided that in the case of any of the foregoing matters (other than adopting a Bylaw Amendment by action of the stockholders) such 80% stockholder approval requirement shall not be applicable if 14 members of the Board shall have approved such matter, provided, further, that in the case of any Merger that is approved by 14 members of the Board, such Merger shall require the affirmative vote or written consent of the holders of at least 66 2/3% of the outstanding Common Stock and (ii) no Stockholder shall vote in favor of, consent in writing to, or take any other action to effect an amendment or repeal of such provisions of the Certificate.

                  SECTION 3.3 Arbitration. (a) At least seven Business Days prior to the Company or any Subsidiary thereof (i) merging or consolidating with, or purchasing or otherwise acquiring, any other entity or assets, except in the ordinary course of business consistent with past practice, (ii) selling, leasing, transferring or otherwise disposing of any assets, except in the ordinary course of business consistent with past practice, (iii) issuing or selling any Voting Shares or new series or class of Capital Stock (other than Excluded Securities), (iv) incurring or assuming any Debt, other than incurrences of Debt in the ordinary course of business consistent with past practice that could not reasonably be expected to trigger an Article III Consent Right, or (v) taking any action described in clauses (i), (iv), (v), (vi),
(viii), (ix), (xi), (xii), (xiii) or (xiv) of Section 3.1(a), the Company shall provide SPE and USI with a notice that describes the material terms of such proposed action and indicates whether the Company reasonably believes in good faith that any Article III

Consent Right will be triggered by such action. The Company shall also provide such Stockholders with all information reasonably relevant and necessary to determine whether an Article III Consent Right will be triggered by such action. The foregoing notification requirement will be satisfied if the Company provides the requisite information to any SPE Director, in the case of SPE, and any USI Director, in the case of USI. If either SPE or USI disagrees with the Company's conclusion and reasonably believes in good faith that such Stockholder has an
Article III Consent Right in connection with such action, such Stockholder shall provide the Company with written notice of its disagreement by the close of business on the sixth Business Day following receipt of the Company's notice.

                  (b) In addition, if either SPE or USI reasonably believes in good faith that the Company intends to take any action in respect of which the Company has not delivered a notice described in Section 3.3(a) and that such Stockholder has an Article III Consent Right in connection with such action, such Stockholder may provide the Company with written notice of such belief. By the close of business on the sixth Business Day following receipt of such Stockholder's notice and prior to taking any such action, the Company shall provide such Stockholder with a notice that indicates whether the Company reasonably believes in good faith that such action would trigger an Article III Consent Right and with all information reasonably relevant and necessary to determine whether an Article III Consent Right will be triggered by such action.

                  (c) If within five Business Days following the Company's receipt of a notice described in the last sentence of Section 3.3(a) or a Stockholder's receipt of a notice described in the second sentence of Section 3.3(b), as the case may be, the Company and such Stockholder cannot reach an agreement as to whether an Article III Consent Right is triggered in connection with the proposed action, the issue shall be submitted for arbitration by the Company and the objecting Stockholder(s) in accordance with the Arbitration Agreement, a form of which is attached Exhibit B (the "Arbitration Agreement"). The scope of the dispute to be resolved by the arbitrator thereunder (the "Arbitrator") in connection with any such dispute is limited to whether, under the terms of this Agreement, an Article III Consent Right is triggered in connection with the proposed action.

                  (d) Prior to the Closing Date, SPE, USI, the members of the Claridge Group and the Company agree to cooperate in good faith in selecting the Arbitrator, who shall be reasonably acceptable to each such party, and agree to execute and deliver the Arbitration Agreement at the Closing. If the parties cannot so select the Arbitrator by such date, SPE, USI and the Independent Directors shall each designate an individual who qualifies to serve as the Arbitrator under the Arbitrator Agreement and the three such individuals shall jointly select to Arbitrator.

                  SECTION 3.4 Approval of Disinterested Directors. (a) If the Applicable Percentage of SPE equals or exceeds the Minimum Percentage, neither SPE nor any of its Affiliates shall enter into any contract with the Company or any Subsidiary thereof, nor shall the Company otherwise engage in or become obligated to engage in any transaction or series of related transactions with SPE and/or its Affiliates, in either case involving more than $1 million per calendar year, unless such contract or transaction shall have been approved by a majority of the Disinterested Directors following disclosure of the material facts of the contract or transaction to the Disinterested Directors, provided, however, that the foregoing shall not apply to contracts or transactions that occur in the ordinary course of the Company's business, including film booking arrangements, or to any Transactions contemplated by the Documents.

                  (b) If the Applicable Percentage of USI equals or exceeds the Minimum Percentage, neither USI nor any of its Affiliates shall enter into any contract with the Company or any Subsidiary thereof, nor shall the Company otherwise engage in or become obligated to engage in any transaction or series of related transactions with USI and/or its Affiliates, in either case involving more than $1 million per calendar year, unless such contract or transaction shall have been approved by a majority of the Disinterested Directors following disclosure of the material facts of the contract or transaction to the Disinterested Directors, provided, however, that the foregoing shall not apply to contracts or transactions that occur in the ordinary course of the Company's business, including film booking arrangements, or to any Transactions contemplated by the Documents.

                  SECTION 3.5 Additional Shares. Notwithstanding anything to the contrary in Section 3.1, without the prior written consent of USI, the Company agrees that it shall not issue or sell any Common Shares or any Voting Share Equivalents (other than Excluded Securities) at or after the Closing (other than pursuant to the Amalgamation or the USI Subscription Agreement) unless USI or its designee shall be issued Additional Shares (as defined in the USI Subscription Agreement) to the extent required by, and in accordance with, the terms of Section 4.6 of such agreement.


                                   ARTICLE IV

                            TRANSFER OF COMMON SHARES

                  SECTION 4.1 Restrictions on Transfer during Six-Months Following Closing. Without the consent of a majority of the Independent Directors, during the period commencing on the Closing and ending on the six-month anniversary thereof, each of SPE and USI agrees not to, and to cause its respective Permitted Transferees not to, Transfer in privately-negotiated transactions more than 20% of such Stockholder's Initial Interest, provided, that the foregoing shall not be applicable to Transfers (i) between such Stockholder and its Permitted Transferees, (ii) to another Stockholder or its Permitted Transferees, (iii) pursuant to a merger or consolidation in which the Company is a constituent corporation or (iv) pursuant to a bona fide third party tender offer or exchange offer which was not induced directly or indirectly by such Stockholder or any of its Affiliates.

                  SECTION 4.2 Tag-Along for All Stockholders. (a) Subject to prior compliance with Section 4.4, neither SPE nor USI nor any of their respective Affiliates shall be permitted to Transfer, individually or collectively, an aggregate of more than 50% of the then outstanding Common Shares in one or a series of related transactions to a Third Party Transferee (or to one or more Third Party Transferees constituting a Group) (a "Significant

Sale") unless each stockholder of the Company has the right to participate in the Significant Sale on the same basis as the proposed transferor(s) (all such proposed transferors, collectively the "Significant Sale Initiator"). If the Significant Sale Initiator desires to effect a Significant Sale, it shall give not less than 20 days prior written notice of such intended Transfer to each Stockholder and the Company. Such notice (the "Significant Sale Notice") shall set forth the terms and conditions of such proposed Significant Sale, including the name of the proposed transferee, the number of shares of Common Stock (the "Significant Sale Shares") proposed to be Transferred by the Significant Sale Initiator (specifying the number of shares of Common Stock for each proposed transferor, if more than one), the purchase price per Share proposed to be paid therefor and the payment terms and other material terms of the proposed Transfer.

                  (b) Within 10 days after delivery of the Significant Sale Notice to the Company, the Independent Directors shall review the terms of the proposed Significant Sale and, subject to compliance with applicable law and stock exchange requirements, establish procedures to ensure that each stockholder of the Company (including each Stockholder which is not a Significant Sale Initiator) shall have the opportunity and right to sell to the proposed transferee (upon the same terms and conditions as the Significant Sale Initiator) up to that number of Common Shares owned of record by such stockholder as shall equal the product of (x) a fraction, the numerator of which is the number of Significant Sale Shares and the denominator of which is the aggregate number of Common Shares beneficially owned as of the date of the Significant Sale Notice by the Significant Sale Initiator and its Permitted Transferees (provided that if there shall be more than one proposed transferor, the denominator shall be the aggregate number of Common Shares beneficially owned as of such date by all the proposed transferors), multiplied by (y) the number of Common Shares owned of record by such stockholder as of the date of the Significant Sale Notice. The number of Common Shares that a stockholder, including the Significant Sale Initiator, may sell pursuant to this Section 4.2 shall be determined by multiplying the maximum number of Common Shares that the proposed transferee of the Significant Sale Shares is willing to purchase on the terms set forth in the Significant Sale Notice by a fraction, the numerator of which is the number of Common Shares that such stockholder proposes to sell hereunder and the denominator of which is the aggregate number of Common Shares that all stockholders exercising rights under this Section 4.2, including the Significant Sale Initiator, propose to sell hereunder.

                  (c) No Transfer or Transfers constituting a Significant Sale shall be effected absent compliance with this Section 4.2.

                  SECTION 4.3 Tag-Along for USI and Claridge Group. (a) Subject to prior compliance with Section 4.4, if SPE or any of its Affiliates shall desire to Transfer an aggregate of more than 50% of SPE's Initial Interest to any Person (including any Group), other than an SPE Permitted Transferee, in one or a series of related transactions (a "Tag-Along Sale"), SPE shall give not less than 20 days prior written notice of such intended Transfer to USI and the Claridge Group (each, a "Tag-Along Offeree"). Such notice (the "Tag-Along Notice") shall set forth the terms and conditions of such proposed Transfer, including the name of the proposed transferee, the number of Common Shares proposed to be

Transferred (the "Tag-Along Shares"), the purchase price per Share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated.

                  (b) Within 10 days after delivery of the Tag-Along Notice by SPE to the Tag-Along Offerees, each Tag-Along Offeree shall, by written notice to SPE, have the opportunity and right to sell to the transferee in such proposed Transfer (upon the same terms and conditions as SPE) up to that number of Common Shares beneficially owned by such Tag-Along Offeree as shall equal the product of (x) a fraction, the numerator of which is the number of Tag-Along Shares and the denominator of which is the aggregate number of Common Shares beneficially owned as of the date of the Tag-Along Notice by SPE and its Affiliates, multiplied by (y) the number of Common Shares beneficially owned by such Tag-Along Offeree as of the date of the Tag-Along Notice, provided, that in respect of any proposed Transfer to USI or a USI Permitted Transferee, for purposes of this clause (y), the number of Common Shares beneficially owned by the Claridge Group shall be reduced by the number of Common Shares acquired (net of Transfers) by the Claridge Group after the Closing (other than from the Company or other members of the Claridge Group). The number of Common Shares that a Stockholder, including SPE, may sell pursuant to this Section 4.3 shall be determined by multiplying the maximum number of Common Shares that the proposed transferee of the Tag-Along Shares is willing to purchase on the terms set forth in the Tag-Along Notice by a fraction, the numerator of which is the number of Common Shares that such Stockholder proposes to sell hereunder (subject to the maximum amount for each Stockholder calculated pursuant to the preceding sentence) and the denominator of which is the aggregate number of Common Shares that all Stockholders exercising rights under this Section 4.3, including SPE, propose to sell hereunder.

                  (c) At the closing of any proposed Transfer in respect of which a Tag-Along Notice has been delivered, each Stockholder electing to sell Common Shares shall deliver, free and clear of all liens, to the proposed transferee certificates evidencing the Common Shares to be sold thereto duly endorsed with Transfer powers and shall receive in exchange therefore the consideration to be paid by the proposed transferee in respect of such Common Shares as described in the Tag-Along Notice.

                  (d) No Transfer or Transfers constituting a Tag-Along Sale shall be effected absent compliance with this Section 4.3.

                  (e) This Section 4.3 shall not be applicable to any Transfer which constitutes a Significant Sale with respect to which each stockholder of the Company has the right to participate pursuant to Section 4.2.

                  SECTION 4.4 Right of First Refusal. (a) The following Transfers of Voting Shares by SPE or USI or their respective Affiliates (the proposed transferor, the "Transferring Party") will be subject to the right of first refusal provisions of this Section 4.4:

                           (i) any Transfer in one or a series of related
                  privately-negotiated transactions or a public offering if (A) 5% or more of the then outstanding Voting Shares are subject to the Transfer, (B) any transferee, or any Group of which a transferee is a member, would, following such Transfer, beneficially own 5% or more of the outstanding Voting Shares (except, in the case of any public offering, the limitation set forth in this clause (B) shall not be applicable if the Transferring Party has taken all reasonable steps to assure that such limitation shall have been satisfied) or (C) in the case of any Transfer by SPE or any of its Affiliates, SPE's Applicable Percentage exceeds 25%;

                           (ii) any Transfer pursuant to a bona fide third party
                  tender offer or exchange offer;

                           (iii) any Transfer to the Company or to a Subsidiary
                  of the Company pursuant to a self-tender offer or otherwise;
                  and

                           (iv) any Transfer in a Market Sale.

Notwithstanding the foregoing and subject to compliance with Section 4.5(a), the provisions of this Section 4.4 shall not apply to any Transfer between SPE or USI and any of their respective Permitted Transferees.

                  (b) Prior to effecting any Transfer described in Section 4.4(a), the Transferring Party shall deliver a written notice (the "Offer Notice") to USI, if the Transferring Party is SPE or an Affiliate thereof, or to SPE, if the Transferring Party is USI or an Affiliate thereof (the recipient of such notice, the "Other Stockholder"), which Offer Notice shall specify (i) the Person to whom the Transferring Party proposes to make such Transfer or the proposed manner of Transfer in the case of a public offering or a Market Sale,
(ii) the number or amount and description of the Voting Shares to be Transferred, (iii) except in the case of a public offering or a Market Sale, the Offer Price (as defined below), and (iv) all other material terms and conditions of the proposed Transfer, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, and which Offer Notice shall be accompanied by any written offer from the prospective transferee to purchase such Voting Shares, if available and permitted pursuant to the terms thereof. The Offer Notice shall constitute an irrevocable offer to the Other Stockholder or its designee, for the period of time described below, to purchase all (but not less than all) of such Voting Shares upon the same terms specified in the Offer Notice, subject to Section 4.4(g) and as otherwise set forth in this
Section 4.4. The Other Stockholder may elect to purchase all (but not less than all) of the Voting Shares at the Offer Price (or, if the Offer Price includes property other than cash, the equivalent in cash of such property as determined in accordance with Section 4.4(g)) and upon the other terms and conditions specified in the Offer Notice.

                  (c) For purposes of this Section 4.4, "Offer Price" shall be defined to mean on a per share or other amount of Voting Shares basis (i) in the case of a third party tender offer or exchange offer, the tender offer or exchange offer price per Voting Share taking into account any provisions thereof with respect to proration and any proposed second step or "back-end" transaction, (ii) in the case of a public offering or a Market Sale, the Current Market Value per Voting Share as of the date the election notice of the Other Stockholder hereinafter described is delivered and (iii) in the case of a privately-negotiated transaction, the proposed sale price per Voting Share.

                  (d) If the Other Stockholder elects to purchase the offered Voting Shares, it shall give notice to the Transferring Party within 20 days of its receipt of the Offer Notice of its election (or in the case of a third party tender offer or exchange offer, not later than five Business Days prior to the expiration date of such offer, provided that all conditions to such offer (other than with respect to the number of Voting Shares tendered) shall have been satisfied or waived and the Offer Notice shall have been provided at least ten Business Days prior to the expiration date of such offer), which shall constitute a binding obligation, subject to standard terms and conditions for a stock purchase contract between two significant stockholders of an issuer (provided that the Transferring Party shall not be required to make any representations or warranties regarding the business of the Company), to purchase the offered Voting Shares, which notice shall include the date set for the closing of such purchase, which date shall be no later than 60 days following the delivery of such election notice. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to any purported notice that does not comply in all material respects with the requirements of this Section 4.4(d). The Other Stockholder may assign its rights to purchase under this Section 4.4 to any Person (including the Company).

                  (e) Subject to Section 4.4(f) in the case of a Market Sale, if the Other Stockholder does not respond to the Offer Notice within the required response time period or elects not to purchase the offered Voting Shares, the Transferring Party shall be free to complete the proposed Transfer (to the same proposed transferee, in the case of privately-negotiated transaction) on terms no less favorable to the Transferring Party or its Affiliate, as the case may be, than those set forth in the Offer Notice, provided that (x) such Transfer is closed within 90 days after the latest of (A) the expiration of the foregoing required response time periods, or (B) the receipt by the Transferring Party of the foregoing election notice or, in the case of a public offering, within 20 days of the declaration by the Commission of the effectiveness of a registration statement filed with the Commission pursuant to this Agreement, and (y) the price at which the Voting Shares are transferred must be equal to or higher than the Offer Price (except in the case of a public offering, in which case the price at which the Voting Shares are sold (before deducting underwriting discounts and commissions) shall be equal to at least 90% of the Offer Price). Such periods within which such Transfer must be closed shall be extended to the extent necessary to obtain required governmental approvals and other required approvals and the Transferring Party and the Other Stockholder shall use their respective best efforts to obtain such approvals.

                  (f) If the Other Stockholder does not respond to the Offer Notice with respect to a Market Sale within the required response time period or elects not to purchase the offered Voting Shares, the Transferring Party shall be free to complete the proposed Market Sale in one or more transactions during the 90-day period commencing on the latest of (i) the expiration of the required response time period described in Section 4.4(d) or (ii) receipt by the Transferring Party of the election notice described in Section 4.4(d), provided that the price at which each Voting Share is transferred (excluding brokerage commissions) shall be at least equal to 90% of the Offer Price.

                  (g) If (i) the consideration specified in the Offer Notice consists of, or includes, consideration other than cash or a publicly traded security for which a closing market price is published for each Business Day, or
(ii) any property other than Voting Shares is proposed to be transferred in connection with the transaction to which the Offer Notice relates, then the price payable by the Other Stockholder under this Section 4.4 for the Voting Shares being transferred shall be the Determination of the Independent Directors of the Fair Market Value of the consideration per share or amount in the case of clause (i) and the Determination of the Independent Directors of the Fair Market Value of the consideration per share or amount determined to be properly allocable to the Voting Shares in the case of clause (ii). Notwithstanding anything to the contrary contained in this Section 4.4, the time periods applicable to an election by the Other Stockholder to purchase the offered securities set forth in Section 4.4(a) shall not be deemed to commence until the Determination of the Independent Directors under this Section 4.4(g) has been made, provided that, in the case of a third party tender offer or exchange offer, in no event shall any such election be permitted later than 24 hours prior to the latest time by which Voting Shares shall be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer if all conditions to such offer (other than the number of shares tendered) have been satisfied or waived. The Company agrees to use its best efforts to cause the Determination of the Independent Directors under this
Section 4.4(g) to be made as promptly as practicable but in no event later than ten Business Days after the receipt by the Company of the Offer Notice.

                  (h) The provisions of this Section 4.4 shall be applicable to any proposed Transfer of Non-Voting Common Stock to any Person other than an SPE Permitted Transferee as if the Common Stock that is issuable upon Transfer in accordance with clause (i) of Section 4(b) of Article IV of the Certificate were being Transferred.

                  SECTION 4.5 Transferees. (a) Any Permitted Transferee of a Stockholder shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were SPE (in the case SPE or a Permitted Transferee of SPE is the transferor), USI (in the case USI or a Permitted Transferee of USI is the transferor) or a member of the Claridge Group (in the case a member of the Claridge Group or a Permitted Transferee thereof is the transferor). Prior to the initial acquisition of beneficial ownership of any Voting Shares or Non-Voting Common Stock by any Permitted Transferee, and as a condition thereto, each Stockholder agrees (i) to cause its respective Permitted Transferees to agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) that such Stockholder shall remain directly liable for the performance by its respective Permitted Transferees of all obligations of such Permitted Transferees under this Agreement; provided, however, that, unless the Trust elects otherwise, the foregoing shall not be applicable to any Permitted Transferee described in clause (iii)(b) of the definition thereof or any spouse of any such Permitted Transferee so long as such Person has not purchased Voting Shares for aggregate consideration (excluding brokerage commissions) exceeding $20,000 (measured at the time of the applicable acquisition) and that such Voting Shares have been acquired solely in open market purchases; provided, further, that the Trust shall not permit all Persons described in the preceding proviso who the Trust has not elected to be subject to clause (i) and (ii) above to so acquire Voting Shares for aggregate consideration (excluding brokerage commissions) exceeding

$100,000 (measured at the time of the applicable acquisition). Each of SPE and USI agrees not to cause or permit any of its respective Permitted Transferees to cease to be directly or indirectly wholly-owned by such Stockholder so long as such Permitted Transferee beneficially owns any Voting Shares or Non-Voting Common Stock, and if any such Permitted Transferee shall cease to be so wholly-owned, such Permitted Transferee shall automatically upon the occurrence of such event cease to be a "Permitted Transferee" for any purpose under this Agreement. Each Stockholder agrees not to Transfer any Voting Shares or Non-Voting Common Stock to any Affiliate other than a Permitted Transferee of such Stockholder.

                  (b) No Third Party Transferee shall have any rights or obligations under this Agreement, except:

                           (i) if such Third Party Transferee (together with its
                  Affiliates) would beneficially own more than 10% of the outstanding Voting Shares upon consummation of any Transfer or if such Third Party Transferee (together with its Affiliates) shall acquire beneficial ownership of more than 3.5% of the outstanding Voting Shares in any Transfer or series of related Transfers from members of the Claridge Group and Permitted Transferees thereof, such Third Party Transferee shall be subject to the terms and conditions of Article I, Article II (but shall not have the right to designate any Directors pursuant thereto, except in the circumstances described in clauses (ii) or (iii) below), Section 4.4 (but only with respect to the rights and obligations of a "Transferring Party" thereunder, and such Third Party Transferee shall not have the right to purchase Voting Shares pursuant thereto or any other rights of an "Other Stockholder" thereunder), this
                  Section 4.5, Section 4.6 and Articles VI and VIII as if such Third Party Transferee were SPE (in the case SPE or a Permitted Transferee of SPE is the transferor), USI (in the case USI or a Permitted Transferee of USI is the transferor) or a member of the Claridge Group (in the case a member of the Claridge Group or a Permitted Transferee thereof is the transferor);

                           (ii) if such Third Party Transferee (together with
                  its Affiliates) would beneficially own more than 10% of the outstanding Voting Shares upon consummation of any Transfer from SPE or USI or any of their respective Permitted Transferees, and if such Third Party Transferee shall have acquired from SPE or USI (or such Permitted Transferees) all Voting Shares then beneficially owned by such Stockholder and its Permitted Transferees, such Third Party Transferee shall have the right to designate Directors pursuant to Article II if the applicable transferor elects to assign such right to such Third Party Transferee;

                           (iii) if in a Transfer or series of related Transfers
                  from any member of the Claridge Group and Permitted Transferees thereof to any Third Party Transferee, such Third Party Transferee (together with its Affiliates) shall acquire beneficial ownership of more than 3.5% of the outstanding Voting

                  Shares constituting more than 50% of the Initial Interest of the Claridge Group, such Third Party Transferee shall have the right to designate Directors pursuant to Section 2.1(b)(i) if
                  (x) the applicable transferor elects to assign such right to such Third Party Transferee (which in the event of the grant of an option upon Voting Shares, may be assigned either upon the grant or the exercise thereof) and (y) SPE and USI shall have given their prior written consent to the assignment of such right to the Third Party Transferee (which consent shall not be unreasonably withheld), provided that (i) upon any such Transfer or series of related Transfers the Claridge Group shall cease to have a right to elect Directors pursuant to
                  Section 2.1 in the event that such right is transferred in accordance with the provisions of this subsection 4.5(b)(iii) and (ii) such Third Party Transferee shall not have the right to assign such right to any Person (other than a Permitted Transferee thereof); and

                           (iv) if such Third Party Transferee (together with
                  its Affiliates) shall acquire beneficial ownership of more than 3.5% of the outstanding Voting Shares in any Transfer or series of related Transfers from a Stockholder and/or its Permitted Transferees, such Third Party Transferee shall have the right to initiate Demand Registrations pursuant to Section
                  5.1 and the other rights and obligations of a Holder pursuant to Article V to the extent the transferor to such Third Party Transferee assigns, in whole or in part, any such rights and obligations to such Third Party Transferee (provided that no rights of a Holder under Article V shall be assigned unless the obligations of a Holder thereunder are also assigned).

                  (c) Prior to the consummation of a Transfer described in
Section 4.5(b) to the extent rights and obligations are to be assigned, and as a condition thereto, the applicable Third Party Transferee shall agree in writing with the other parties hereto to be bound by the terms and conditions of this Agreement to the extent described in Section 4.5(b). To the extent the Third Party Transferee is not an "ultimate parent entity" (as defined in the HSR Act), the ultimate parent entity of such Third Party Transferee shall agree in writing to be directly liable for the performance of the Third Party Transferee to the same extent USI or SPE would be liable for their respective Permitted Transferees.

                  SECTION 4.6 Notice of Transfer. To the extent any Stockholder and its Permitted Transferees shall Transfer any Voting Shares, such Stockholder shall, within three Business Days following consummation of such Transfer, deliver notice thereof to the Company and the other Stockholders, provided, however, that no such notice shall be required to be delivered unless the aggregate Voting Shares transferred by such Stockholder and its Permitted Transferees since the date of the last notice delivered by such Stockholder pursuant to this Section 4.6 or Section 8.4(b) exceeds 1% of the outstanding Voting Shares.

                  SECTION 4.7 Compliance with Transfer Provisions. Any Transfer or attempted Transfer of Voting Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Voting Shares as the owner of such Voting Shares for any purpose.

                                    ARTICLE V

                               REGISTRATION RIGHTS

                  SECTION 5.1 Demand Registrations. (a) Subject to Section 5.1(d), at any time and from time to time after the one-year anniversary of the Closing, any Holder shall have the right to require the Company to file a registration statement under the Securities Act and/or a prospectus under applicable Canadian securities laws covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holder(s) and the intended method of distribution thereof. All such requests pursuant to this Section 5.1(a) are referred to herein as "Demand Registration Requests" and the registrations so requested are referred to herein as "Demand Registrations" (with respect to any Demand Registration, the Holder making such demand for registration being referred to as the "Initiating Holder"). As promptly as practicable, but no later than 15 days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand Exercise Notice") of such Demand Registration Request to all Holders of record of Registrable Securities.

                  (b) The Company shall include in a Demand Registration (i) the Registrable Securities of the Initiating Holder and (ii) the Registrable Securities of any other Holder (collectively, the "Other Holders") that shall have made a written request to the Company for inclusion thereof in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder(s)) within 30 days after the receipt of the Demand Exercise Notice.

                  (c) The Company shall, as expeditiously as possible following a Demand Registration Request, use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register by such Holder, for distribution, in accordance with such intended method of distribution, and
(ii) if requested by the Initiating Holder, obtain acceleration of the effective date of the registration statement relating to such registration.

                  (d) The rights of Holders of Registrable Securities to request Demand Registrations pursuant to Section 5.1(a) are subject to the following limitations: (i) the Company shall not be obligated to effect a Demand Registration within six months after the effective date of any other registration of equity securities by the Company (other than pursuant to a registration on Form S-4 or Form S-8 or any successor or similar form that is then in effect) which was not effected on Form S-3 (or any successor or similar short-form registration statement), provided, however, that this clause (i) shall not be applicable with respect to any Registrable Securities beneficially owned by any Holder if in connection with a Piggyback Registration such Holder requested during such six month period to have such Registrable Securities included in such Piggyback Registration and Registrable Securities with a Current Market Value exceeding $25,000,000 (valued at the time of such request) were not included pursuant to Section 5.2(d), (ii) in no event shall the Company be required to effect, in the case of SPE, more than four Demand Registrations, in the case of USI, more than four Demand Registrations, and, in the case of the Claridge Group, more than one Demand Registration, (iii) the Company shall not be obligated to effect a Demand Registration by either SPE or USI if a Demand Registration initiated by either SPE or USI shall have been effected in the preceding 12 months, and (iv) the Company shall not be obligated to effect a Demand Registration the reasonably anticipated aggregate price to the public of which would not exceed $25,000,000. Upon assignment by a Stockholder of the right to initiate a Demand Registration to a Third Party Transferee in accordance with Section 4.5(b)(iv), such Stockholder shall cease to have the right to initiate such Demand Registration and the number of Demand Registrations to which such Stockholder shall be entitled as set forth in the preceding sentence shall be reduced accordingly. In no event shall the Company be required to effect more than nine Demand Registrations pursuant to this Agreement.

                  (e) The Company shall select the registration statement form for any registration pursuant to this Section, provided, that if any registration requested pursuant to this Section which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

                  (f) A registration requested pursuant to this Section 5.1 will not be deemed to have been effected unless it has become effective, provided that if, within 180 days after it has become effective, the offering of Registrable Securities pursuant to such registration is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

                  (g) If a requested registration pursuant to this Section involves an underwritten offering, the Company shall have the right to select in good faith the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to the Initiating Holder. The Initiating Holder shall notify the Company if such Holder objects to any investment banker or manager selected by the Company pursuant to this Section 5.1(g) within 10 Business Days after the Company has notified such Holder of such selection.

                  (h) If the managing underwriter of any underwritten offering shall advise the Holders participating in a Demand Registration that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Initiating Holder, then the Initiating Holder shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. If a requested registration pursuant to this Section 5.1 involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holder, the Company will include in such registration only the Registrable Securities requested to be included in such registration pursuant to this Section 5.1. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold in such offering within a price range acceptable to the Initiating Holder, the Company shall include in such registration the number of Registrable Securities proposed to be sold by the Initiating Holder and, to the extent the managing underwriter believes that additional Registrable Securities can be sold in such offering within such price range, the number of Registrable Securities proposed to be sold by the Other Holders, allocated pro rata among the Other Holders on the basis of the relative number of shares of Registrable Securities requested to be registered pursuant to clause (ii) of Section 5.1(b) by each such Holder. In the event that the number of Registrable Securities requested by all Holders to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration a number of securities that the Company proposes to sell up to the number of securities that, in the opinion of the underwriter, can be sold in such offering within a price range acceptable to the Initiating Holder.

                  (i) If the Company at any time grants to any other holders of Voting Shares (or securities that are convertible, exchangeable or exercisable into Voting Shares) any rights to request the Company to effect the registration under the Securities Act of any such Voting Shares (or any such securities) on terms more favorable to such holders than the terms set forth in this Section 5.1, then the Holders shall be entitled to such more favorable rights and benefits.

                  SECTION 5.2 Piggyback Registrations. (a) If, at any time following the Equity Offering, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or acquisition or (ii) a Demand Registration pursuant to Section 5.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities that the Company at the time proposes to register) to permit the sale or other disposition by such Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered (such registration, a "Piggyback Registration"). There is no limitation on the number of Piggyback Registrations pursuant to the preceding sentence that the Company is obligated to effect. No registration effected under this Section 5.2(a) shall relieve the Company of its obligations to effect Demand Registrations.

                  (b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 5.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

                  (c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 5.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and
(ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

                  (d) If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in a registration under this Section 5.2 would materially adversely affect such offering, then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, second, the Registrable Securities and all other securities of the Company to be included in such registration to the extent of the number and type, if any, that the Company is so advised can be sold in (or during the time of) such offering, pro rata among the Holders on the basis of the relative number of shares of Registrable Securities requested to be registered pursuant to Section 5.2(a) by each such Holder and, third, pro rata among the holders of any other securities of the Company with respect to which the holders thereof are entitled to and desire "piggy-back" or similar registration rights.

                  SECTION 5.3 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement on an appropriate registration form of the Commission for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or "blue sky" laws of any jurisdiction, the Company will furnish to counsel for the Holders participating in the planned offering (selected by the Initiating Holder, in the case of a Demand Registration, or the Requisite Percentage of Participating Holders, in the case of a Piggyback Registration) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and, in the case of a registration pursuant to Section 5.1, reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto pursuant to Section 5.1 to which the Holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing);

                  (b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement until the earlier of
(i) such time as all such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement and (ii) the expiration of 180 days from the date such registration statement first becomes effective;

                  (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement, and such other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify generally to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (e) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for, the provisions of Section 5.8 hereof, and take such other actions as the Initiating Holder, in the case of a Demand Registration, or the Requisite Percentage of Participating Holders, in the case of a Piggyback Registration, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (f) furnish to each seller of Registrable Securities (i) a signed counterpart, addressed to such seller, of any opinion of counsel for the Company, dated the date of the closing under the underwriting agreement with respect to such offering, in customary form and in form and scope reasonably satisfactory to the underwriter and its counsel, and (ii) a signed counterpart, if requested by such Seller, addressed to it, of any "cold comfort" letter signed by the independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement, unless such a "cold comfort" letter or letters are provided to the Company or other selling holders in connection with such registration);

                  (g) immediately notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware that results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by Section 5.8 below cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

                  (h) use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least 12 consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations thereunder;

                  (i) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted (if any), and provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

                  (j) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Initiating Holder, in the case of a Demand Registration, or the Requisite Percentage of Participating Holders, in the case of a Piggyback Registration, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (k) deliver promptly to the each Holder and counsel for the selling Holders participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and any memoranda relating to discussions with the Commission or its staff with respect to the registration statement, other than those portions of any such memoranda that contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (l) use reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

                  (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

                  (n) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

                  (o) promptly prior to the filing of any document that is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), provide copies of such document to counsel for the selling Holders and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling holders prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

                  (p) furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                  (r) use reasonable efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters in any "road shows" or other selling efforts that may be reasonably requested by the selling Holders in connection with the methods of distribution for the Registrable Securities;

                  (s) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

                  (t) in the case of a registration under Canadian securities laws, take such reasonable actions as may be necessary to facilitate the sale of Registrable Securities on a public basis in Canada, including making any necessary filings with Canadian securities authorities or any Canadian stock exchange on which the Registrable Securities are listed; and

                  (u) take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require as a condition precedent to the Company's obligations under this Section 5.3 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, provided that such information shall be used only in connection with such registration. Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (g) of this Section 5.3, such Holder will discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this
Section 5.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph
(b) of this Section 5.3 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 5.3. If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

                  SECTION 5.4 Registration Expenses. (a) Each Holder of Registrable Securities (together with the Company, if the Company participates in a registration) participating in any registration pursuant to Section 5.1 shall pay its pro rata share of Expenses related to such registration on the basis of the number of Registrable Securities included in such registration by such Holder (including the Company, if applicable) relative to the number of securities included in such registration by all holders (including the Company, if applicable, and any other holders including securities in the registration pursuant to an agreement with the Company other than this Agreement), other than Expenses directly attributable to a particular Holder, which shall be borne by such Holder, provided that the Company shall bear all expenses of the initial registration effected pursuant to Section 5.1 upon the request of each of SPE, USI and the Claridge Group.

                  (b) Each Holder of Registrable Securities participating in any registration initiated by the Company pursuant to Section 5.2 shall pay its pro rata share of Expenses (other than Company Expenses which shall be borne by the Company) related to such registration on the basis of the number of Registrable Securities included in such registration by such Holder relative to the number of securities included in such registration by all holders (excluding the Company and including any holders including securities in the registration pursuant to an agreement with the Company other than this Agreement), other than Expenses directly attributable to a particular Holder which shall be borne by such Holder.

                  (c) Notwithstanding the foregoing, (i) the provisions of this
Section 5.4 shall be deemed amended to the extent necessary to cause these expense provisions to comply with the "blue sky" laws of each state in which the offering is made, (ii) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder, and (iii) the Company shall, in the case of all registrations under this Article V, be responsible for all its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties).

                  SECTION 5.5 Limitations on Sale or Distribution of Other Securities. (a) To the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 5.1, each Holder of Registrable Securities agrees not to Transfer, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 90 days (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form that is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent) to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree). Each managing underwriter shall be entitled to rely on the agreements of each Holder of Registrable Securities set forth in this Section 5.5(a) and shall be a third party beneficiary of the provisions of this Section 5.5(a).

                  (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 5.1, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not Transfer any Common Stock (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form that is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of 90 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

                  SECTION 5.6 Company Right to Postpone Registration. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 120 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Agreement if the Company concludes that such registration and offering would materially adversely affect any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require premature disclosure thereof and the Company promptly gives the Holders of Registrable Securities requesting registration thereof pursuant to Section 5.1 written notice of such delay. If the Company shall so postpone the filing of a registration statement, such Holders of Registrable Securities requesting registration thereof pursuant to Section 5.1 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Holders of Registrable Securities are entitled pursuant to
Section 5.1 hereof.

                  SECTION 5.7 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

                  SECTION 5.8 Indemnification. (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article V, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each seller of any Registrable Securities covered by such registration statement, its directors, officers, affiliates, employees, stockholders, members and general and limited partners (and the directors, officers, affiliates, employees, stockholders, members and general and limited partners thereof), each other Person who participates as an underwriter in the offering or sale of such securities, each officer, director, employee, stockholder, member or general and limited partner of such underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, together with the documents incorporated by reference therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the Transfer of such securities by such seller.

                  (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 5.1 or 5.2 is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 5.1 or 5.2, any underwriter) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 5.8) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount that any such Holder shall be required to pay pursuant to this Section 5.8(b) and Sections 5.8(c) and 5.9 shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the Transfer of such securities by such Holder.

                  (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 5.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

                  (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.8, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5.8, except to the extent the indemnifying party is materially prejudiced thereby, and shall not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under this Article V. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so;
(ii) such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party; or (iii) representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by the Requisite Percentage of Participating Holders in the registration in respect of which such indemnification is sought), and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities by any such party.

                  (f) The indemnification and contribution required by this
Section 5.8 and Section 5.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  SECTION 5.9 Contribution. (a) If for any reason the indemnity provided for in Section 5.8 is unavailable or is insufficient to hold harmless an indemnified party under Sections 5.8(a), (b) or (c), then each indemnifying party and the Company (i) as between the Company and the holders of Registrable Securities covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and each holder of Registrable Securities covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such holders or by the underwriters. The relative fault of the Company, on the one hand, and of each such holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 5.9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the next preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.9, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Stockholder's obligation to contribute pursuant to this Section 5.9 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all the Stockholders and not joint.

                  SECTION 5.10 Underwritten Offerings. (a) If requested by the underwriters for any underwritten offering by the Holders pursuant to a registration requested under Section 5.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Initiating Holder and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally included in the standard underwriting agreement of such underwriters, including indemnities and contribution agreements. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

                  (b) In the case of a registration pursuant to Section 5.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Holders' Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

                  SECTION 5.11 Rule 144. The Company covenants and agrees that
(i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph
(c)(1) of Rule 144 under the Securities Act), and (ii) it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  SECTION 5.12 Article V Termination. The rights and obligations of a Stockholder and its Permitted Transferees under this Article V shall terminate upon such Stockholder's Applicable Percentage equalling less than 3.5%, provided that in the event that a Stockholder's Applicable Percentage shall be less than 3.5% as a result of the issuance of additional Voting Shares by the Company, such Stockholder shall be so advised by the

Company by written notice and the provisions of this Article V shall continue to bind and enure to the benefit of such Stockholder for a period of 180 days following such Stockholder's receipt of such notice and will continue to bind and enure to the benefit of such Stockholder thereafter in the event that such Stockholder (and/or its Permitted Transferees) acquires, during such 180-day period, a sufficient number of Voting Shares such that its Applicable Percentage equals or exceeds 3.5%.


                                   ARTICLE VI

                                   STANDSTILL

                  SECTION 6.1 Standstill with the Company. (a) Each of SPE and USI and each member of the Claridge Group covenants and agrees with the Company and with each of SPE and USI that such Stockholder shall not, and shall cause its Affiliates not to, acquire, directly or indirectly, the beneficial ownership of any additional Voting Shares (except by way of stock dividends, stock reclassifications or other distributions or offerings made available to holders of Voting Shares generally), except for:

                           (i) subject to the provisions at the end of clause
         (ii) below, acquisitions of a number of Voting Shares representing up to an aggregate of 5% of the Company's outstanding Voting Shares in open market purchases or in privately-negotiated transactions during any rolling 12-month period (measuring the outstanding Voting Shares as of the first day of such period), provided that any such acquisition in a privately-negotiated transaction shall not be at a price in excess of 3% of the closing price of such Voting Shares on the principal exchange or market on which such security may be listed or trade on the trading day immediately preceding the date on which a binding agreement is entered into regarding such acquisition and, in the event a closing price is unavailable, such price shall not be in excess of Fair Market Value ;

                           (ii) acquisitions in privately-negotiated transactions from five or fewer persons pursuant to offers not made generally to holders of Voting Shares and pursuant to which the value of any consideration paid for any Voting Shares, including brokerage fees or commissions, does not exceed 115% of the "Market Price" (as determined in accordance with the regulations under the Securities Act (Ontario)), provided, however, that no acquisition shall be permitted pursuant to clause (i) or (ii) if, as a result of such acquisition, the Public Stockholders would beneficially own less than 20% of the outstanding Voting Shares, provided, further, that the foregoing proviso shall not be applicable to USI or any of its Affiliates, SPE or any of its Affiliates or the members of the Claridge Group if, upon consummation of such acquisition, such Stockholder's Applicable Percentage would be less than 25%.

                           (iii) acquisitions from SPE, USI, members of the Claridge Group and their respective Permitted Transferees;

                           (iv) acquisitions from the Company pursuant to
         Section 7.1 or on terms and conditions approved by a Determination of the Independent Directors;

                           (v) acquisitions pursuant to a tender offer or exchange offer made in accordance with applicable law;

                           (vi) if the Company shall have issued or sold Voting Shares (other than pursuant to the Equity Offering) to any Person other than such Stockholder or a Permitted Transferee thereof without effecting a pro rata issuance of Voting Shares to such Stockholder or a Permitted Transferee thereof (calculated based on such Stockholder's Applicable Percentage at the time of such issuance or sale), acquisitions (whether pursuant to Section 7.1 or otherwise) of an aggregate number of Voting Shares equal to the number of Voting Shares that would result in such Stockholder having the same Applicable Percentage as such Stockholder would have had if the Company had not issued or sold such Voting Shares; or

                           (vii) acquisitions of Common Stock upon the conversion of Non-Voting Common Stock.

                  (b) Notwithstanding anything to the contrary contained in
Section 6.1(a), in the case of any acquisition permitted pursuant to Section 6.1(a) that would constitute a "Rule 13e-3 transaction" (as defined in Rule 13e-3 under the Exchange Act), prior to the consummation of any such transaction
(x) a nationally recognized investment bank shall have delivered an opinion to the Board that such transaction is fair from a financial point of view to the stockholders of the Company, other than the applicable Stockholder, (y) a majority of the Independent Directors shall have approved the transaction and
(z) if the Public Stockholders beneficially own more than 20% of the Voting Shares and if approval of stockholders of the Company is required by the DGCL or the Certificate, a majority of the shares of Common Stock held by such holders shall have been voted in favor of the transaction.

                  (c) The restrictions of Section 6.1(a) and 6.1(b) shall terminate on the earlier of (x) the six-year anniversary of the Closing and (y) any time after the four-year anniversary of the Closing upon the Claridge Group ceasing to have the right to designate a Director pursuant to Section 2.1, or upon the occurrence of:

                           (i) a bona fide tender or exchange offer to acquire more than 20% of the Voting Shares having been made by any Person (except that such restrictions shall not terminate as to any Stockholder if such tender or exchange offer is made by such Stockholder or any of its Affiliates or by any Person acting in concert with such Stockholder or any of its Affiliates or is induced by such Stockholder or any of its Affiliates), provided that if such offer is withdrawn or expires without being consummated, Section 6.1(a) and 6.1(b) shall be reinstated (but no such reinstatement shall prohibit any Stockholder from thereafter purchasing Voting Shares pursuant to a contract entered into prior to the withdrawal or expiration of such tender offer or exchange offer or pursuant to a tender offer or exchange offer commenced by a Stockholder prior to such time);

                           (ii) the Applicable Percentage of SPE, USI or the Claridge Group equaling or exceeding 80%, provided that, in the case of USI, such percentage shall be 33 1/3% at any time USI and its Affiliates beneficially own more Voting Shares than any other holder of Common Stock;

                           (iii) with respect to any Stockholder, such Stockholder's Applicable Percentage being less than 15% (provided that such restrictions shall be reinstated if such Stockholder's Applicable Percentage equals or exceeds 15% within one year thereafter);

                           (iv) any Person (other than a Stockholder or a Permitted Transferee) beneficially owning more than 20% of the Voting Shares, excluding from the Voting Shares beneficially owned by such Person Voting Shares acquired from a Stockholder, a Permitted Transferee or the Company; or

                           (v) the Public Stockholders beneficially owning more than 66 2/3% of the Voting Shares.

                  (d) Notwithstanding anything to the contrary herein, if a Stockholder who would otherwise be in violation of Section 6.1(a) has violated such Section inadvertently, and after becoming aware of such violation such Stockholder divests as promptly as practicable a sufficient number of Voting Shares so that such Stockholder would no longer be in violation of such Section, then such Stockholder shall not be deemed to have been in violation of Section 6.1(a) for any purposes of this Agreement.

                  (e) Notwithstanding anything to the contrary herein, the provisions of Section 6.1(a) shall not be applicable to any member of the Claridge Group so long as the Applicable Percentage of the Claridge Group is less than 15% (provided that an acquisition by any member of the Claridge Group shall be subject to the restriction of Section 6.1(a) if such acquisition would result in the Applicable Percentage of the Claridge Group equalling or exceeding 15%).

                  SECTION 6.2 Standstill among the Stockholders. (a) Each of SPE and USI covenants and agrees with the other and each member of the Claridge Group covenants and agrees with each of SPE and USI that neither such Stockholder nor any of its Affiliates will acquire, directly or indirectly, the beneficial ownership of any Voting Shares if immediately prior to such acquisition such Stockholder's Applicable Percentage exceeds 50%, excluding Voting Shares acquired from another Stockholder or its Permitted Transferees, or if, as a result of such acquisition, (i) such Stockholder and its Affiliates would beneficially own an aggregate of more than 50% of the Voting Shares, excluding Voting Shares acquired from another Stockholder or its Permitted Transferees, or (ii) the Public Stockholders would beneficially own less than 20% of the outstanding Voting Shares; provided, however, that this clause (ii) shall not be applicable to USI or any of its Affiliates, or SPE or any of its

Affiliates or the members of the Claridge Group and their respective Affiliates, if, upon consummation of such acquisition, such Stockholder's Applicable Percentage would be less than 25%. Notwithstanding the foregoing, the provisions of this Section 6.2(a) shall not prohibit the acquisition of Common Stock upon the conversion of Non-Voting Common Stock.

                  (b) The restrictions of Section 6.2(a) shall terminate if:

                           (i) the Applicable Percentage of either SPE or USI is less than 10% (provided that such restrictions shall be reinstated if such Stockholder's Applicable Percentage equals or exceeds 10% within one year thereafter);

                           (ii) a bona fide tender or exchange offer to acquire more than 15% of the outstanding Voting Shares is made by any Person (except that such restrictions shall not terminate as to any Stockholder if such tender or exchange offer is made by such Stockholder or any of its Affiliates or by any Person acting in concert with such Stockholder or any of its Affiliates or is induced by such Stockholder or any of its Affiliates), provided that if such offer is withdrawn or expires without being consummated, Section 6.2(a) shall be reinstated (but no such reinstatement shall prohibit any Stockholder from thereafter purchasing Voting Shares pursuant to a contract entered into prior to the withdrawal or expiration of such tender offer or exchange offer or pursuant to a tender offer or exchange offer commenced by a Stockholder prior to such time); or

                           (iii) any Person (other than a Stockholder or a Permitted Transferee) beneficially owns more than 15% of the Voting Shares, excluding Voting Shares acquired from a Stockholder or a Permitted Transferee, but only if the sum of the Applicable Percentages of SPE and USI is less than 45%.

                  (c) Notwithstanding anything to the contrary herein, if a Stockholder who would otherwise be in violation of Section 6.2(a) has violated such Section inadvertently, and after becoming aware of such violation such Stockholder divests as promptly as practicable a sufficient number of Voting Shares so that such Stockholder would no longer be in violation of such Section, then such Stockholder shall not be deemed to have been in violation of Section 6.2(a) for any purposes of this Agreement.

                  (d) Notwithstanding anything to the contrary herein, the provisions of Section 6.2(a) shall not be applicable to any member of the Claridge Group so long as the Applicable Percentage of the Claridge Group is less than 10% (provided that an acquisition by any member of the Claridge Group shall be subject to the restrictions of Section 6.2(a) if such acquisition would result in the Applicable Percentage of the Claridge Group equalling or exceeding 10%).

                                   ARTICLE VII

                             EQUITY PURCHASE RIGHTS

                  SECTION 7.1 Equity Purchase Rights. (a) If the Company proposes to issue or sell any Voting Shares pursuant to a transaction in respect of which SPE or USI shall have the right to consent pursuant to clause (vii) of
Section 3.1(a) (any such Stockholder, an "Offeree"), each Offeree shall have the right, exercisable in whole or in part and subject to the applicable rules of any stock exchange on which the Common Stock shall then be listed, to acquire from the Company up to a number of shares or other amount of Voting Shares equal to the number or amount of Voting Shares proposed to be issued or sold to Persons other than such Offeree or any of its Affiliates (the "Issuance Shares") multiplied by such Offeree's then Applicable Percentage, prior to giving effect to the consummation of the proposed issuance or sale and any acquisition by an Offeree pursuant to this Section 7.1(a) (with respect to each Offeree, the number or amount of Voting Shares which such Offeree may purchase pursuant to this Section 7.1(a) shall be referred to as such Offeree's "Offered Shares"). Notwithstanding anything to the contrary contained in this Section 7.1(a), in the event that SPE and its Permitted Transferees beneficially own Non-Voting Common Stock and Common Stock, SPE's Offered Shares will be allocated between Non-Voting Common Stock and Common Stock in the same proportion.

                  (b) The Company shall give written notice of a proposed issuance or sale described in Section 7.1(a) to each Offeree within two Business Days following any meeting of the Board of Directors at which any such issuance or sale is approved. Such notice (the "Issuance Notice") shall set forth the material terms and conditions of such proposed transaction, including the name of any proposed purchaser(s) or the proposed manner of disposition, in the case of a public offering, the number or amount and description of the Issuance Shares and, except in the case of a public offering, the proposed purchase price per share, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof. Such notice shall also set forth the number of Offered Shares for all Stockholders and shall be accompanied by any written offer from the prospective purchaser to purchase such Voting Shares, if available and permitted pursuant to the terms thereof. The Issuance Notice shall be received by each Offeree at least 20 days prior to the proposed issuance or sale.

                  (c) At any time during the 20-day period following an Offeree's receipt of an Issuance Notice, each Offeree shall have the right to irrevocably elect to purchase up to the number of such Offeree's Offered Shares at the purchase price set forth in the Issuance Notice (or if such price includes property other than cash, the equivalent in cash of such price) and upon the other terms and conditions specified in the Issuance Notice by delivering a written notice to the Company. Except as provided in the following sentence, such purchase(s) shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. The closing of any purchase by an Offeree may be extended beyond the closing of the transaction described in the Issuance Notice to the extent necessary to obtain required governmental approvals and other required approvals and the Company and the Offeree shall use their respective best efforts to obtain such approvals.

                  (d) If the Offeree(s) do not elect pursuant to Section 7.1(c) to purchase Offered Shares, the Company shall be free to complete the proposed issuance or sale described in the Issuance Notice on terms no less favorable to the Company than those set forth in the Issuance Notice, provided that (x) such issuance or sale is closed within 90 days after the latest of the expiration of the 20-day period described in Section 7.1(c) or, in the case of a public offering, within 20 days of the declaration by the Commission of the effectiveness of the applicable registration statement filed by the Company, (y) the price at which the Voting Shares are transferred must be equal to or higher than the purchase price described in the Issuance Notice (except in the case of a public offering, in which case the price at which the Voting Shares are sold (before deducting underwriting discounts and commissions) shall be equal to at least 90% of such price) and (z) subject to Section 7.1(f), the amount of securities to be issued or sold by the Company may be reduced. Such periods within which such issuance or sale must be closed shall be extended to the extent necessary to obtain required governmental approvals and other required approvals and the Company shall use its best efforts to obtain such approvals.

                  (e) If (i) the consideration specified in the Issuance Notice consists of, or includes, consideration other than cash or a publicly traded security for which a closing market price is published for each Business Day, or
(ii) any property other than Voting Shares is proposed to be transferred by the Company in connection with the transaction to which the Issuance Notice relates, then the price payable by the Offerees under this Section 7.1 shall be the Determination of the Independent Directors of the Fair Market Value of the consideration per share or other amount in the case of clause (i) and the Determination of the Independent Directors of the Fair Market Value of the consideration per share or other amount determined to be properly allocable to the Voting Shares in the case of clause (ii). Notwithstanding anything to the contrary contained in this Section 7.1, the time periods applicable to an election by the Offerees to purchase the Offered Shares set forth in Section 7.1(c) shall not be deemed to commence until the Determination of the Independent Directors under this Section 7.1(e) has been made. The Company agrees to use its best efforts to cause the Determination of the Independent Directors under this Section 7.1(e) to be made as promptly as practicable but in no event later than ten Business Days after delivery by the Company of the Issuance Notice.

                  (f) To the extent that, after an Offeree's election to acquire Voting Shares pursuant to its purchase right under this Section 7.1, the number of Issuance Shares shall be reduced (whether at the discretion of the Company or otherwise), then the number of shares or other amount of Voting Shares that such Offeree has the right to acquire under this Section 7.1 shall be reduced pro rata and such Offeree's election shall be deemed to have been its irrevocable commitment to purchase such reduced number of shares or other amount of such Voting Shares.

                  (g) Notwithstanding anything to the contrary contained in this
Section 7.1, an Offeree shall not be entitled to purchase any securities pursuant to this Section 7.1 (i) unless and until the Company actually issues or sells the securities that gave rise to the Offeree's purchase right under this
Section 7.1 (and the Company may in its sole discretion elect at any time to abandon any such issuance or sale) or (ii) in connection with any pro rata stock split, stock dividend or other combination or reclassification of any Capital Stock of the Company.

                  (h) Notwithstanding anything to the contrary contained in this
Section 7.1, upon any purchase of Voting Shares by an Offeree pursuant to this
Section 7.1 on a later date than the issuance or sale of securities described in the Issuance Notice (x) the purchase price shall be adjusted by subtracting therefrom the Fair Market Value (as established by a Determination of the Independent Directors) of any dividend or distribution received in respect of such Voting Shares after the date of such issuance and prior to the purchase by such Offeree hereunder, (y) the purchase price and number of shares or amount to be purchased shall be adjusted to reflect any stock split, stock dividend, or other combination or reclassification of the Company's Capital Stock during such time and (z) such Offeree shall be entitled to exercise any rights to purchase additional Voting Shares available to all holders of Voting Shares proportionately that it would have been entitled to exercise if it had been the owner of the Voting Shares purchased by such Offeree hereunder on the record date for the distribution of such rights.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.1 Conflicting Agreements. Each Stockholder and the Company represents and warrants that such party has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

                  SECTION 8.2 Duration of Agreement. Except as otherwise provided in this Agreement, the rights and obligations of a Stockholder and its Permitted Transferees under this Agreement shall terminate upon such Stockholder's Applicable Percentage equalling less than 6.25% (or, in the case of the members of the Claridge Group, 3.5% until the five-year anniversary of the Closing and 5% thereafter), provided that in the event that a Stockholder's Applicable Percentage shall be less than 6.25% (or, in the case of the members of the Claridge Group, 3.5% until the five-year anniversary of the Closing and 5% thereafter) as a result of the issuance of additional Voting Shares by the Company, such Stockholder shall be so advised by the Company by written notice following any required recalculation of the number of such Stockholder's designees pursuant to Section 2.1(e) or Section 2.1(g), and the Agreement shall continue to bind and enure to the benefit of such Stockholder for a period of 180 days following such Stockholder's receipt of such notice and will continue to bind and enure to the benefit of such Stockholder thereafter in the event that such Stockholder (and/or its Permitted Transferees) acquires, during such 180-day period, a sufficient number of Voting Shares such that its Applicable Percentage equals or exceeds the applicable percentage set forth above.

                  SECTION 8.3 Best Efforts. Each of SPE and USI covenant and agree with the other to use its best efforts to cause the Company to fulfill the Company's obligations under Article II and Article III of this Agreement. If either SPE or USI fails to use its best efforts to cause the Company to fulfill in any material respect any of the Company's obligations under Article II or Article III, such Stockholder shall immediately cease to have any rights under the provisions of such Articles, provided, however, that if such failure is reasonably capable of being cured, such Stockholder shall retain its rights under such provisions if such failure is cured within 30 days after such Stockholder has received written notice of such failure.

                  SECTION 8.4 Ownership Information. (a) For purposes of this Agreement, a Stockholder, in determining the amount of outstanding Voting Shares, may rely upon information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the Commission, unless the Company shall have updated such information by delivery of notice to all Stockholders.

                  (b) Upon the reasonable request of the Company or any Stockholder, each Stockholder shall deliver to the Company and each other Stockholder a notice specifying the amount of each class of Voting Shares then beneficially owned by such Stockholder, its Permitted Transferees and its Affiliates. The Company and the other Stockholders shall be entitled to rely on the most recently delivered such notice for all purposes of this Agreement, unless such Stockholder shall have updated such information by delivery of a subsequent notice (including a notice delivered pursuant to Section 4.6).

                  SECTION 8.5 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

                  SECTION 8.6 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Stockholder unless such modification, amendment or waiver is approved in writing by the Company and each Stockholder whose rights or obligations hereunder are affected by such modification, amendment or waiver, provided that (i) the Company shall not agree to any of the foregoing without the prior written consent of SPE and USI and
(ii) unless approved by a Determination of the Independent Directors, the Company shall not agree to any amendment, modification or waiver of any provision contained in Section 2.1 (other than Section 2.1(c) and 2.1(k)), Sections 2.6 and 2.7, clauses (v) and (vi) of Section 3.1(a), Sections 3.3, 3.4, 4.1, 4.2, 4.5(b), 6.1 and 8.2 or this Section 8.6. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  SECTION 8.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  SECTION 8.8 Entire Agreement. Except as otherwise expressly set forth herein, this document and the other documents dated the date hereof embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of any Stockholder under any other agreement with the Company, the terms of this Agreement shall govern.

                  SECTION 8.9 Successors and Assigns. Except as provided in
Section 4.5, neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  SECTION 8.10 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 8.11 Remedies. (a) Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that, subject to the provisions of Section 3.3, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

                  (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (c) In the event that either SPE or USI (the "Aggrieved Stockholder") has a good faith belief that any other Stockholder or the Company is likely to breach in any material respect or has breached in any material respect any of its obligations under Sections 2.1, 2.4, 2.5, 2.6, 2.7, 3.1, 3.2 or 3.5 or Article VI of this Agreement, upon notice of such belief from the Aggrieved Stockholder, such Stockholder and/or the Company, as the case may be, agrees to immediately cease taking any action to the extent such Aggrieved Stockholder believes in good faith that such action breaches or would breach any of the foregoing provisions of this Agreement in any material respect. Upon receipt of notice of the Aggrieved Stockholder's belief and until the dispute is resolved, the Company and each of the Stockholders agree not to take any action that would facilitate any such breach and to take reasonable actions to prevent such breach, if it has not yet occurred, or to minimize any adverse consequences to the Aggrieved Stockholder of any such breach. The parties agree that the Aggrieved Stockholder shall have the right to a temporary restraining order from any court of competent jurisdiction enjoining any such breach or potential breach (or otherwise preserving the status quo) pending decision as to whether the Aggrieved Stockholder's belief is correct by, at the Aggrieved Stockholder's election, the court or the Arbitrator. If the Aggrieved Stockholder seeks a judicial determination of such dispute, the parties agree that the court should schedule a hearing to resolve the dispute on one day's notice. If the court or the Arbitrator, as applicable, shall determine that there is a breach or potential breach, the parties agree that the court or the Arbitrator, as applicable, should impose a remedy that would put the Aggrieved Stockholder in the same position it would have been in had there been no such dispute. If any dispute under this Section has been previously determined by a court or the Arbitrator adversely against any party, in connection with any subsequent dispute that is determined by a court or an Arbitrator adversely against such party, such party shall bear all costs and expenses of the Arbitrator or the court, as the case may be, in connection with such subsequent dispute.

                  (d) In the event that SPE or the Company shall breach in any material respect any of their respective obligations to USI under this Agreement, at the request of USI, SPE and the Company shall use their respective best efforts to amend the Certificate as soon as practicable, including calling a special meeting of stockholders or soliciting written consents from stockholders, so as to authorize a class of common stock of the Company which would be issued by the Company to USI and its Permitted Transferees on a one-for-one basis in exchange for all the Shares then beneficially owned by them. Such class of common stock would be identical in all respects to the existing Common Stock, except that (i) the consent rights contained in Article III would be incorporated in such class and SPE and USI would cease to have any consent rights under this Agreement, (ii) such class would entitle the holders thereof to proportionate Board representation on the same basis that USI is entitled to Board representation pursuant to Article II and (iii) shares of such class could be converted from time to time at the holder's election into Common Stock on a share-for-share basis. In addition, USI and its Affiliates will have the right to convert any Common Stock from time to time into shares of such class on a share-for-share basis.

                  SECTION 8.12 Notices. Any notice, request, claim, demand or other communication under this Agreement shall be in writing, shall be either personally delivered or sent by reputable overnight courier service (charges prepaid) to the address for such Person set forth below or such other address as the recipient party has specified by prior written notice to the other parties hereto and shall be deemed to have been given hereunder when delivered personally or one day after deposit with a reputable overnight courier service.

If to the Company:

LTM Holdings, Inc.
711 Fifth Avenue, 11th Floor
New York, NY  10022
Attention:  Larry Ruisi

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, NY  10004
Attention:  David Golay

If to SPE:

Sony Pictures Entertainment
10202 West Washington Boulevard
Culver City, CA  90232
Attention:  Ronald N. Jacobi

with a copy to:

Dewey Ballantine
1301 Avenue of the Americas
New York, NY  10019
Attention:  Morton A. Pierce

If to USI:

Universal Studios, Inc.
100 Universal City Plaza
Universal City, CA  91608
Attention:  Brian C. Mulligan

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY  10017-3909
Attention:  John G. Finley

If to the Trust:

Charles Rosner Bronfman Family Trust
c/o Claridge Inc.
1170 Peel Street, 8th Floor
Montreal, Quebec, Canada H3B 4P2
Attention:  Robert Rabinovitch

with a copy to:

Goodman Phillips & Vineberg
1501 McGill College Avenue, 26th Floor
Montreal, Quebec, Canada H3A 3N9
Attention:  Michael D. Vineberg

                  SECTION 8.13 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Except as provided in Section 3.3, each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. or Canadian registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

                  SECTION 8.14 Legends. (a) Upon original issuance thereof, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities or "blue sky" laws, any certificate issued representing any Shares held by a Stockholder or any Permitted Transferee (including all certificates issued upon Transfer (including to any Third Party Transferee who has entered into an agreement contemplated by Section 4.5(c)) or in exchange thereof or in substitution therefor) shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFER SET FORTH IN A CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 30, 1997 AMONG SONY PICTURES ENTERTAINMENT, INC., UNIVERSAL STUDIOS, INC., CHARLES ROSNER BRONFMAN FAMILY TRUST, THE OTHER STOCKHOLDERS PARTY THERETO AND LTM HOLDINGS, INC. (THE "COMPANY"), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

                  (b) The certificates representing the Shares (including any certificate issued upon Transfer (including to any Third Party Transferee who has entered into an agreement contemplated by Section 4.5(c)) or in exchange thereof or in substitution therefor) shall also bear any legend required under any applicable state securities or "blue sky" laws.

                  (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Voting Shares in order to implement the restrictions on Transfer set forth in Article IV.

                  (d) In connection with any Transfer of Voting Shares, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with applicable securities and other laws.

                  (e) The Company shall not incur any liability for any delay in recognizing any Transfer of Voting Shares if the Company in good faith reasonably believes that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or "blue sky" laws, or this Agreement.

                  (f) After such time as any of the legends described by this
Section 8.14 are no longer required on any certificate or certificates representing the Voting Shares, upon the request of any Stockholder, the Company will cause such Stockholder's certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend.

                  SECTION 8.15 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  SECTION 8.16 Agents for Stockholders. (a) The Trust shall act as the sole agent for each member of the Claridge Group and its Permitted Transferees (if any) and shall be authorized to exercise all rights of the members of the Claridge Group and such Permitted Transferees hereunder except that the designation of Claridge Directors shall be effected by such party as may be designed in writing at any time or from time to time by the members of the Claridge Group. The Trust shall have sole power and authority to take any action on behalf of the members of the Claridge Group and such Permitted Transferees pursuant to this Agreement, including delivering any notice or granting any waiver or consent hereunder, and the other parties hereto shall be entitled to rely on any action taken by the Trust as being taken on behalf of all members of the Claridge Group and such Permitted Transferees. The rights of the members of the Claridge Group and such Permitted Transferees under this Agreement shall be exercised only by the Trust on behalf of such members and such Permitted Transferees and no such members or Permitted Transferees shall be separately entitled to exercise any such rights. Any notice required to be delivered hereunder to any such member or Permitted Transferee shall be delivered to the Trust.

                  (b) SPE shall act as the sole agent for each of its Permitted Transferees (if any) and shall be authorized to exercise all rights of such Permitted Transferees hereunder. SPE shall have sole power and authority to take any action on behalf of its Permitted Transferees pursuant to this Agreement, including delivering any notice or granting any waiver or consent hereunder, and the other parties hereto shall be entitled to rely on any action taken by SPE as being taken on behalf of such Permitted Transferees. The rights of such Permitted Transferees under this Agreement shall be exercised only by SPE on behalf of such Permitted Transferees and no such Permitted Transferees shall be separately entitled to exercise any such rights. Any notice required to be delivered hereunder to any such Permitted Transferee shall be delivered to SPE.

                  (c) USI shall act as the sole agent for each of its Permitted Transferees (if any) and shall be authorized to exercise all rights of such Permitted Transferees hereunder. USI shall have sole power and authority to take any action on behalf of its Permitted Transferees pursuant to this Agreement, including delivering any notice or granting any waiver or consent hereunder, and the other parties hereto shall be entitled to rely on any action taken by USI as being taken on behalf of such Permitted Transferees. The rights of such Permitted Transferees under this Agreement shall be exercised only by USI on behalf of such Permitted Transferees and no such Permitted Transferees shall be separately entitled to exercise any such rights. Any notice required to be delivered hereunder to any such Permitted Transferee shall be delivered to USI.

                  SECTION 8.17 Additional Agreement. The Company agrees to comply with the provisions set forth in Exhibit C relating to the use of sound systems in theaters.

                  SECTION 8.18 Effectiveness. This Agreement shall become effective upon consummation of the Transaction and prior thereto shall be of no force or effect, provided that the provisions of Section 3.3(d) shall be effective as of the date of their Agreement. If the Master Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.


                                 LTM HOLDINGS, INC.


                                 By:/s/ Stanley Steinberg
                                    -------------------------------------------
                                     Name:  Stanley Steinberg
                                     Title:  Executive Vice President



                                 SONY PICTURES ENTERTAINMENT INC.


                                 BY:/s/ Ronald N. Jacobi
                                    -------------------------------------------
                                     Name:  Ronald N. Jacobi
                                     Title:  Executive Vice President & General
                                                   Counsel


                                 UNIVERSAL STUDIOS, INC.


                                 By:/s/ Brian C. Mulligan
                                    -------------------------------------------
                                     Name:  Brian C. Mulligan
                                     Title:  Senior Vice President



                                 CHARLES ROSNER BRONFMAN FAMILY TRUST


                                 By:/s/ Robert Rabinovitch
                                    -------------------------------------------
                                     Name:  Robert Rabinovitch
                                     Title:  Authorized Representative


                                 By:/s/ Michael Vineberg
                                    -------------------------------------------
                                     Name:  Michael Vineberg
                                     Title:  Authorized Representative

                                 CHARLES R. BRONFMAN


                                 By:/s/ Robert Rabinovitch
                                    -------------------------------------------
                                     Name:  Robert Rabinovitch
                                     Title:  Authorized Representative


                                 By:/s/ Michael Vineberg
                                    -------------------------------------------
                                     Name:  Michael Vineberg
                                     Title:  Authorized Representative


                                 E. LEO KOLBER


                                 By:/s/ Robert Rabinovitch
                                    -------------------------------------------
                                     Name:  Robert Rabinovitch
                                     Title:  Authorized Representative


                                 By:/s/ Michael Vineberg
                                    -------------------------------------------
                                     Name:  Michael Vineberg
                                     Title:  Authorized Representative


                                 ARNOLD M. LUDWICK


                                 By:/s/ Robert Rabinovitch
                                    -------------------------------------------
                                     Name:  Robert Rabinovitch
                                     Title:  Authorized Representative


                                 By:/s/ Michael Vineberg
                                    -------------------------------------------
                                     Name:  Michael Vineberg
                                     Title:  Authorized Representative

                                 PHYLLIS LAMBERT FOUNDATION


                                 By:/s/ Robert Rabinovitch
                                    -------------------------------------------
                                     Name:  Robert Rabinovitch
                                     Title:  Authorized Representative


                                 By:/s/ Michael Vineberg
                                    -------------------------------------------
                                     Name:  Michael Vineberg
                                     Title:  Authorized Representative


                                 3096475 CANADA INC.


                                 By:/s/ Robert Rabinovitch
                                    -------------------------------------------
                                     Name:  Robert Rabinovitch
                                     Title:  Authorized Representative


                                 By:/s/ Michael Vineberg
                                    -------------------------------------------
                                     Name:  Michael Vineberg
                                     Title:  Authorized Representative

                                   SCHEDULE I

                  Applicable Percentage                         Number of Directors
                  ---------------------                         -------------------
                  >=  6.25% and < 9.375%                                  1
                  >= 9.375% and <15.625%                                  2
                  >=15.625% and <21.875%                                  3
                  >=21.875% and <28.125%                                  4
                  >=28.125% and <34.375%                                  5
                  >=34.375% and <40.625%                                  6
                  >=40.625% and <46.875%                                  7
                  >=46.875% and <53.125%                                  8
                  >=53.125% and <59.375%                                  9
                  >=59.375% and <65.625%                                 10
                  >=65.625% and <71.875%                                 11
                  >=71.875% and <78.125%                                 12
                  >=78.125% and <84.375%                                 13
                    84.375% and greater                                  14